Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.
Exhibit 10.1

Confidential

License Agreement

This Agreement, dated as of June 10, 2016, is entered into by and between

F. Hoffmann-La Roche Ltd
with an office and place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland ("Roche Basel")
and
Hoffmann-La Roche Inc.
with an office and place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424, U.S.A. ("Roche US"; Roche Basel and Roche US together referred to as "Roche")
on the one hand
and
Eleven Biotherapeutics, Inc.
with an office and place of business at 215 First Street, Suite 400, Cambridge, Massachusetts 02142, U.S.A. ("Eleven")
on the other hand.

Table of Contents

1.	Definitions		1
	1.1	Affiliate	1
	1.2	Agreement	1
	1.3	Agreement Term	2
	1.4	Alternative Transaction	2
	1.5	Applicable Law	2
	1.6	Base Returnable Product	2
	1.7	Biosimilar Product	2
	1.8	BLA	2
	1.9	Business Day	2
	1.10	Calendar Quarter	3
	1.11	Calendar Year	3
	1.12	Carve-Out Transaction	3
	1.13	Change of Control	3
	1.14	Change of Control Group	3
	1.15	Clinical Study	3
	1.16	Combination Product	3
	1.17	Commercially Reasonable Efforts	4
	1.18	Companion Diagnostic	4
	1.19	Composition of Matter Claim	4
	1.20	Compound	4
	1.21	Compulsory Sublicense Compensation	4
	1.22	Confidential Information	5
	1.23	Continuation Election Evaluation Process	5
	1.24	Continuation Election Notice	5
	1.25	Control	5
	1.26	Cover	6
	1.27	Core Compound Patent Rights	6
	1.28	Early Returnable Product	6
	1.29	Effective Date	6
	1.30	Eleven Base Patent Rights	6
	1.31	Eleven Cell Line Materials	6
	1.32	Eleven Compounds	6
	1.33	Eleven Know-How	7
	1.34	Eleven Patent Rights	7
	1.35	EU	7
	1.36	Excluded Eleven Patent Right	7
	1.37	Exclusivity Agreement	7
	1.38	Expert	7
	1.39	Expiration Date	8
	1.40	Extended Roche GLP Tox Study	8
	1.41	FDA	8
	1.42	FDCA	8

- ii -

1.43	Field	8
1.44	Filing	8
1.45	First Commercial Sale	8
1.46	First Option Period	9
1.47	FujiFilm	9
1.48	Handle	9
1.49	ICD-10	9
1.50	IFRS	9
1.51	IND	9
1.52	IND Clearance	9
1.53	IND Clearance Activities	9
1.54	Indication	10
1.55	Infringe	10
1.56	Initiation	10
1.57	Inventory	10
1.58	Know-How	10
1.59	Licensed Compound	10
1.60	Licensed Product	10
1.61	Major EU Country	11
1.62	Modified Returnable Product	11
1.63	Net Sales	11
1.64	Non-Prosecution Claim	11
1.65	Non-Prosecution Patent Right	12
1.66	Party	12
1.67	Patent Rights	12
1.68	Phase I Study	12
1.69	Phase II Study	12
1.70	Phase III Study	12
1.71	Pre-Commercialized Returnable Product	12
1.72	Primary Composition of Matter Claim	12
1.73	Product	13
1.74	Proprietary Manufacturing IP	13
1.75	Qualified Person	13
1.76	Regulatory Approval	13
1.77	Regulatory Authority	13
1.78	Required Company Stockholder Vote	13
1.79	Responsibility Transfer Date	14
1.80	Returnable Product	14
1.81	Roche Activated Termination	14
1.82	Roche Group	14
1.83	Roche Group Third Party	14
1.84	Roche Know-How	14
1.85	Roche Patent Rights	14
1.86	Royalty Term	14

- iii -

	1.87	Sales	14
	1.88	Secondary Composition of Matter Claim	15
	1.89	Second Option Period	16
	1.90	Signature Date	16
	1.91	Stockholder Voting Proposal	16
	1.92	Sublicensee	16
	1.93	Symbiosis	16
	1.94	Territory	16
	1.95	Third Party	16
	1.96	Third Party Eleven IP	16
	1.97	US	16
	1.98	US$	16
	1.99	Valid Claim	16
	1.100	Additional Definitions	17
2.	Grant of License		18
	2.1	Grant of Rights	18
	2.2	License	18
	2.3	Sublicense	18
	2.4	Retained Rights	19
3.	Diligence		19
4.	Development		20
	4.1	Development for IND Clearance	20
	4.2	Development Other Than IND Clearance Activities	20
5.	Regulatory		20
	5.1	Responsibility	20
	5.2	Disclosure Covenant	21
6.	Manufacture and Supply of Product		21
	6.1	Product Inventory	21
	6.2	Responsibility and Transfer	21
	6.3	GMP Quality Agreements and Auditing	22
7.	Commercialization		22
8.	Information Exchange and Reports		22
	8.1	Alliance Director	22
	8.2	Updates to Eleven	23
9.	Payment		23
	9.1	License Fee	23
	9.2	Event Payments	23
	9.3	Royalty Payments	24
	9.4	Buy-out Options	27
	9.5	Disclosure of Payments	28
10.	Accounting and Reporting		28
	10.1	Timing of Payments	28
	10.2	Late Payment	28
	10.3	Method of Payment	28

- iv -

	10.4	Currency Conversion	28
	10.5	Reporting
11.	Taxes		29
12.	Auditing		29
	12.1	Eleven Right to Audit	29
	12.2	Audit Reports	30
	12.3	Over- or Underpayment	30
13.	Intellectual Property		30
	13.1	Prosecution of Primary Eleven Patent Rights	30
	13.2	Prosecution of Select Non-Prosecution Patent Rights	31
	13.3	Patent Coordination Liaison	31
	13.4	Infringement	31
	13.5	Defense	33
	13.6	Common Interest Disclosures	33
	13.7	Biosimilar or interchangeable biological products	34
	13.8	Patent Term Extensions	34
	13.9	Consent to File Patent Applications	34
14.	Representations and Warranties		34
	14.1	Eleven Representations and Warranties	34
	14.2	Roche Representations and Warranties	36
	14.3	No Other Representations	37
15.	Indemnification		37
16.	Liability		38
	16.1	Limitation of Liability	38
	16.2	Coordination	38
17.	Obligation Not to Disclose Confidential Information		38
	17.1	Non-Use and Non-Disclosure	38
	17.2	Permitted Disclosure	38
	17.3	Press Releases	38
	17.4	Commercial Considerations	39
18.	Agreement Expiration and Termination		40
	18.1	Commencement and Expiration	40
	18.2	Termination	41
	18.3	Consequences of Termination	42
	18.4	Royalty and Payment Obligations	48
	18.5	Survival	48
19.	Solicitation		48
20.	Bankruptcy		49
21.	Miscellaneous		49
	21.1	Governing Law	49
	21.2	Disputes	49
	21.3	Jurisdiction; Arbitration	49
	21.4	Assignment and Change of Control	50
	21.5	Debarment	51

- v -

21.6	Independent Contractor	51
21.7	Unenforceable Provisions and Severability	51
21.8	Waiver	51
21.9	Appendices	51
21.10	Entire Understanding	52
21.11	Amendments	52
21.12	Invoices	52
21.13	Notice	52
21.14	Interpretation	53

- vi -

License Agreement

WHEREAS, Eleven has discovered proprietary IL-6 antagonist monoclonal antibodies, including the compound known as EBI-031 (as defined below), and possesses proprietary intellectual property rights relating thereto; and
WHEREAS, Roche has expertise in the research, development, manufacture and commercialization of pharmaceutical and diagnostic products, and wishes to develop and commercialize such IL-6 antagonist monoclonal antibodies; and
WHEREAS, Eleven is willing to grant to Roche rights to use certain of its intellectual property rights to make, use, offer for sale, sell and import and export Licensed Compounds and Licensed Products in the Territory for use in the Field (as such terms are respectively defined below), as contemplated herein.
NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Definitions
As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1	Affiliate
The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party or specified entity in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise. Anything to the contrary in this paragraph notwithstanding, neither Chugai Pharmaceutical Co., Ltd, a Japanese corporation (“Chugai”) or its subsidiaries (if any) nor Foundation Medicine, Inc., a Delaware corporation (“FMI”) or its subsidiaries (if any) shall be deemed as Affiliates of Roche unless Roche provides written notice to Eleven of its desire to include Chugai, FMI or their respective subsidiaries (as applicable) as Affiliate(s) of Roche.

1.2	Agreement
The term “Agreement” shall mean this document, including any and all appendices and amendments to it, as may be amended from time to time in accordance with the provisions of this Agreement.

1.3	Agreement Term
The term “Agreement Term” shall mean the period of time commencing on the Signature Date and ending on the earlier of the Expiration Date or the effective date of termination of the Agreement if the Agreement is terminated prior to the Expiration Date as provided in Article 18.

1.4	Alternative Transaction
The term “Alternative Transaction” shall mean any exclusive outbound license of, exclusive collaboration regarding, or sale, transfer or other disposition, of a material portion of Eleven’s assets, rights and know-how in Eleven’s IL-6 program, including EBI-031, whether by agreement, equity purchase, asset purchase, merger, business combination, restructuring or otherwise, it being understood and agreed that the following shall not constitute an “Alternative Transaction”: (i) a Carve-Out Transaction, (ii) a financing transaction solely related to the continued financing of the operations of Eleven or (iii) the transactions contemplated by this Agreement.

1.5	Applicable Law
The term “Applicable Law” shall mean any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority) and is in force as of the Signature Date or comes into force during the Agreement Term, in each case to the extent that the same is applicable to the performance by the Parties of their respective obligations under this Agreement.

1.6	Base Returnable Product
The term “Base Returnable Product” shall mean, with respect to a given Returnable Product, the Returnable Product in its then-existing form at the time of a Roche Activated Termination applicable to such Returnable Product.

1.7	Biosimilar Product
The term “Biosimilar Product” shall mean, with reference to a given Licensed Product in a country, a Product that (i) is not produced, licensed or owned by the Roche Group, (ii) is, according to the relevant Regulatory Authority for the given country or jurisdiction, highly similar with respect to the given Licensed Product, notwithstanding minor differences in clinically inactive components, and with no meaningful differences between the Biosimilar Product and the given Licensed Product in terms of the efficacy, safety, purity and potency of the product and (iii) is approved through an abbreviated regulatory pathway. For countries or jurisdictions where no explicit biosimilar regulations exist, a Biosimilar Product includes any Product that (x) has been deemed to be a biosimilar to the given Licensed Product by a Regulatory Authority in another country or jurisdiction or (y) has the same amino acid sequence as the Compound in such Licensed Product.

1.8	BLA
The term “BLA” shall mean a Biologics License Application, or similar application for marketing approval, of a Product for use in the Field submitted to the FDA, or a foreign equivalent of the FDA.

1.9	Business Day
The term “Business Day” shall mean 9.00am to 5.00pm local time on a day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or permitted by law to be closed.

1.10	Calendar Quarter
The term “Calendar Quarter” shall mean each period of three (3) consecutive calendar months, ending March 31, June 30, September 30, and December 31.

1.11	Calendar Year
The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year of the Agreement Term which shall begin on the Effective Date and end on December 31.

1.12	Carve-Out Transaction
The term “Carve-Out Transaction” means a merger, tender offer, consolidation or other business combination pursuant to which the overall business or assets of Eleven is combined with that of a Third-Party in a transaction (i) that, if to be entered into prior to the Effective Date, will provide for the continued effectiveness of this Agreement and the rights and obligations of the Parties and (ii) that specifically contemplates the exclusion of Eleven’s development and commercialization rights with respect to the IL-6 program, including EBI-031.

1.13	Change of Control
The term “Change of Control” shall mean, with respect to Eleven: (i) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then-outstanding common shares or voting power of Eleven, other than acquisitions by employee benefit plans sponsored or maintained by Eleven; (ii) the consummation of a business combination involving Eleven, unless, following such business combination, the stockholders of Eleven immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (iii) the sale of all or substantially all of Eleven’s assets or business to a Third Party.

1.14	Change of Control Group
The term “Change of Control Group” shall mean the person or entity, or group of related persons or entities, that is the acquirer of, or the successor to, Eleven in connection with a Change of Control of Eleven, together with Affiliates of such persons or entities that are not Affiliates of Eleven immediately prior to the completion of such Change of Control of Eleven.

1.15	Clinical Study

The term “Clinical Study” shall mean a Phase I Study, a Phase II Study or Phase III Study, as applicable.

1.16	Combination Product
The term “Combination Product” shall mean

a)	a single pharmaceutical formulation containing as its active ingredients both

(i)	a Compound and

(ii)	one or more other therapeutically or prophylactically active ingredients that are not Compounds (each such therapeutically or prophylactically active ingredients, a “Non-Compound Active Agent”), or

b)	a combination therapy comprised of

(i)	a Compound and

(ii)	one or more other therapeutically or prophylactically active products containing at least one Non-Compound Active Agent but not containing any Compounds, priced and sold in a single package containing such multiple products or packaged separately but sold together for a single price, in each case, including all dosage forms, formulations, presentations, line extensions, and package configurations. All references to Product in this Agreement shall be deemed to include Combination Product; all references to Licensed Product in this Agreement shall be deemed to include Combination Products containing a Licensed Product.

1.17	Commercially Reasonable Efforts
The term “Commercially Reasonable Efforts” shall mean such level of efforts consistent with

(i)	with respect to Eleven, the efforts that a company of comparable size and resources to and at the same stage of development as Eleven devotes, and

(ii)	with respect to Roche, the efforts that Roche devotes,

at the same stage of development or commercialization (including, as applicable, to the Handling of Patent Rights), as applicable, for its own internally developed pharmaceutical products in a similar area with similar market potential, at a similar stage of their product life taking into account the existence of other competitive products in the market place or under development, the proprietary position of the product, the regulatory structure involved, the anticipated profitability of the product and other relevant factors. It is understood that such product potential may change from time to time based upon changing scientific, business and marketing and return on investment considerations.

However, Roche (and its Affiliates) does not always seek to market its own products in every country or seek to obtain regulatory approval in every country or for every potential indication. As a result, except as expressly set forth in Article 3, the exercise of diligence by Roche is to be determined by judging Roche’s commercially reasonable efforts, taken as a whole.

1.18	Companion Diagnostic

The term “Companion Diagnostic” shall mean any product that is used for predicting or monitoring the response of a human being to treatment with a Product (e.g., device, compound, kit, biomarker or service that contains a component that is used to detect or quantify the presence or amount of an analyte in body or tissue that affects the pathogens of the disease).

1.19	Composition of Matter Claim
The term "Composition of Matter Claim" shall mean a Primary Composition of Matter Claim or a Secondary Composition of Matter Claim.

1.20	Compound
The term “Compound” shall mean any IL-6 antagonist anti-IL-6 monoclonal antibody, either whole or an active fragment thereof, including EBI-031.

1.21	Compulsory Sublicense Compensation
The term “Compulsory Sublicense Compensation” shall mean, for a given Licensed Product and a given country or region in the Territory, the compensation paid by a Roche Group Third Party (in such context, a “Compulsory Sublicensee”) to any member of the Roche Group (other than such Compulsory Sublicensee) under a sublicense of Eleven Patent Rights granted to the Compulsory Sublicensee by a member of the Roche Group through the order, decree or grant of a governmental authority having competent jurisdiction in such country or region, authorizing such Roche Group Third Party to manufacture, use, sell, offer for sale, import or export such Licensed Product in such country or region (the “Compulsory Sublicense”).

1.22	Confidential Information
The term “Confidential Information” shall mean any and all information, data or know-how (including Know-How), whether technical or non-technical, oral or written, that is disclosed by one Party or any of its Affiliates (each, a “Disclosing Party”) to the other Party or any of its Affiliates (each a “Receiving Party”), including, after the Effective Date, any Eleven NDA Information and any Eleven MTA Information. Confidential Information shall not include any information, data or know-how that:

(i)
was generally available to the public at the time of disclosure by the Disclosing Party to the Receiving Party, or becomes available to the public after disclosure by the Disclosing Party to the Receiving Party other than through fault (whether by action or inaction) of the Receiving Party or any of its Affiliates under circumstances permitting its use or disclosure,

(ii)	can be evidenced by written records to have been already known to the Receiving Party or any of its Affiliates prior to its receipt from the Disclosing Party,

(iii)	is obtained by the Receiving Party or any of its Affiliates at any time lawfully from a Third Party under circumstances permitting its use or disclosure,

(iv)
is developed independently by the Receiving Party or any of its Affiliates as evidenced by written records other than through knowledge of or reference to the Disclosing Party’s Confidential Information, or

(v)	is approved in writing by the Disclosing Party for release by the Receiving Party.
The terms of this Agreement shall be considered Confidential Information of the Parties, with each Party being considered the Disclosing Party and the Receiving Party with respect thereto.

1.23	Continuation Election Evaluation Process
The term “Continuation Election Evaluation Process” shall mean the procedure described in Section 18.3.2 that may culminate in Eleven providing Roche with a Continuation Election Notice.

1.24	Continuation Election Notice
The term “Continuation Election Notice” shall mean the notice Eleven provides to Roche under Section 18.3.2 describing (i) Eleven’s bona fide intentions to continue ongoing development and commercialization of specified Returnable Product(s) and (ii) to the extent applicable, Eleven’s preliminary request for Roche’s continuation of activities during the termination period or transfer of the data, material and information relating to the Returnable Product(s) in accordance with Section 18.3.2.

1.25	Control
The term “Control” shall mean (as an adjective or as a verb including conjugations and variations such as “Controls” “Controlled” or “Controlling”) (i) with respect to Patent Rights or Know-How, the possession by a Party (or another specified entity) of the ability to grant a license or sublicense of such Patent Rights or Know-How without violating the terms of any agreement or arrangement between such Party (or such other specified entity) and any other party and (ii) with respect to proprietary materials, the possession by a Party (or another specified entity) of the ability to supply such proprietary materials to the other Party (or another specified entity) as provided herein without violating the terms of any agreement or arrangement between such supplying Party (or such other specified supplying entity) and any other party.

1.26	Cover
The term “Cover” shall mean (as an adjective or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given compound, formulation or product would Infringe a Valid Claim in the absence of a license under or ownership in the Patent Rights to which such Valid Claim pertains. The determination of whether a compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis; for clarity, Valid Claims that apply to a given country may be national for such country or may be regional or international where and to the extent applicable to such country.

1.27	Core Compound Patent Rights
The term “Core Compound Patent Rights” shall mean the Core Patent Rights, other than the Patent Right listed in the Appendix 1.30 table headed “IL-6 Antagonist Formulations and Uses Thereof” and patents and patent applications claiming priority from such Patent Right and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.28	Early Returnable Product
The term “Early Returnable Product” shall mean a Returnable Product that has not yet reached an end-of-Phase-2 meeting with the FDA or EMA or the Initiation of the first Phase III Study by the effective date of the termination.

1.29 Effective Date
The term “Effective Date” shall mean the date that is one (1) Business Day following the date on which the Stockholder Voting Proposal shall have been authorized at the Company Meeting, at which a quorum is present, by the Required Company Stockholder Vote; provided that no governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, stay, decree, judgment or injunction or statute, rule or regulation which has the effect of prohibiting the consummation of the transactions contemplated by this Agreement.

1.30	Eleven Base Patent Rights
The term “Eleven Base Patent Rights” shall mean any and all Patent Rights in the Territory that

(a)	are Controlled by Eleven on the Signature Date or

(b)
are Controlled by Eleven and claim first priority to an application filed after the Signature Date and claim an invention conceived or reduced to practice before the Signature Date by an employee of Eleven or an individual with an obligation to assign all rights in such invention and related Patent Rights to Eleven, excluding Excluded Eleven Patent Rights and Third Party Eleven IP. Notwithstanding the foregoing, Eleven Base Patent Rights include the Patent Rights listed or described in Appendix 1.30 (the “Core Patent Rights”).

1.31	Eleven Cell Line Materials
The term “Eleven Cell Line Materials” shall mean the cell lines and cell banks currently used or held for use by or on behalf of Eleven to manufacture or produce Licensed Compounds.

1.32	Eleven Compounds
The term “Eleven Compounds” shall mean the monoclonal antibodies designated as

(i)	EBI-031 (“EBI-031”),

(ii)	EBI-028,

(iii)	EBI-029, and

(iv)	EBI-030.

The sequences of the Eleven Compounds are set forth in Appendix 1.32.

1.33	Eleven Know-How
The term “Eleven Know-How” shall mean Know-How, other than Third Party Eleven IP, that are necessary or reasonably useful for the research, manufacture, development or commercialization of any Licensed Compound or Licensed Product that Eleven Controls

(i)	on the Signature Date or

(ii)
during the Agreement Term but prior to a Change of Control (however for clarity, even in the event of a Change of Control, Eleven Know-How includes the Know-How relating to Licensed Compounds and Licensed Products to be transferred to Roche in connection with Articles 4, 5 and 6).

1.34	Eleven Patent Rights
The term “Eleven Patent Rights” shall mean

(a)	the Eleven Base Patent Rights and

(b)
to the extent not included in Eleven Base Patent Rights, the Patent Rights that Eleven Controls on the period commencing the day after the Signature Date and ending at the end of the Agreement Term; provided, however, that

(i)	if Roche has exercised a Buy-Out Option, such period shall end on the second (2nd) anniversary of the Expiration Date, and

(ii)	in any event, such period shall end on the occurrence of a Change of Control, but for such subpart (b), excluding Excluded Eleven Patent Rights and Third Party Eleven IP.

1.35	EU
The term “EU” shall mean the European Union and all its then-current member countries, but in any event includes each of the Major EU Countries, whether or not then a member of the European Union.

1.36	Excluded Eleven Patent Right
The term “Excluded Eleven Patent Right” means a claim in a Patent Right Controlled by Eleven that claims a Non-Compound Active Agent, alone or in combination with other molecular entities, none of which can be Compounds. For clarity, if a claim in a Patent Right Controlled by Eleven lists a molecular entity that could be a Compound, then such Patent Right is not an Excluded Eleven Patent Right.

1.37	Exclusivity Agreement
The term “Exclusivity Agreement” means the Exclusivity Agreement by and between the Parties effective as of March 15, 2016.

1.38	Expert
The term “Expert” shall mean a person with no less than ten (10) years of pharmaceutical industry experience and expertise having occupied at least one senior position within a large pharmaceutical company relating to product commercialization or licensing but excluding any current or former employee or consultant of either Party, either Party’s Affiliates or a Sublicensee. Such person shall be fluent in the English language.

1.39	Expiration Date
The term “Expiration Date” shall mean

(a)	the date Roche provides timely written notice of exercise of a Buy-out Option, or

(b)	if Roche does not provide timely written notice of exercise of a Buy-out Option, then on the date after the First Commercial Sale of any Licensed Product when (i) Roche is not conducting any

Clinical Studies of any Licensed Product under this Agreement and (ii) the Royalty Term has ended in each country in the Territory for each Licensed Product having achieved a First Commercial Sale.

1.40	Extended Roche GLP Tox Study
The term “Extended Roche GLP Tox Study” shall mean, in the case where the FDA requires an FDA-Required GLP Tox Study, a GLP toxicity study conducted by or on behalf of Roche that is designed such that the last dose is administered to subjects more than fifteen (15) weeks after the first dose and is either

(a)	an FDA-Required GLP Tox Study or

(b)
a GLP toxicity study that (i) is not required by the FDA for IND Clearance but still satisfies the FDA’s requirements for IND Clearance and (ii) is not run in parallel with or after an FDA-Required GLP Tox Study designed such that the last dose is administered to subjects fifteen (15) or fewer weeks after the administration of the first dose.

1.41	FDA
The term “FDA” shall mean the Food and Drug Administration of the United States of America.

1.42	FDCA
The term “FDCA” shall mean the Food, Drug and Cosmetics Act.

1.43	Field
The term “Field” shall mean all prophylactic, therapeutic and diagnostic use in all indications in humans or animals.

1.44	Filing
The term “Filing” shall mean the acceptance for substantive review of an application submitted to FDA, as provided in the Public Health Services Act and applicable regulations, or the equivalent application to the equivalent agency in any other country or group of countries, the official approval of which is required before any lawful commercial sale or marketing of a given Licensed Product.

1.45	First Commercial Sale
The term “First Commercial Sale” shall mean, on a Licensed Product-by-Licensed Product and country-by-country basis, the first invoiced sale of such a Licensed Product to a Roche Group Third Party by a member of the Roche Group in such country following the receipt of any Regulatory Approval required for the sale of such Licensed Product, or if no such Regulatory Approval is required, the date of the first invoiced sale of such Licensed Product to a Roche Group Third Party by a member of the Roche Group in such country.

1.46	First Option Period

The term “First Option Period” shall mean the period of time commencing on the day after the Initiation of the first Phase II Study for a Licensed Product and ending on the day before the Initiation of the first Phase III Study for a Licensed Product.

1.47	FujiFilm
The term “FujiFilm” or “Fuji” shall mean FujiFilm Diosynth Biotechologies UK Limited, located at Belasis Avenue, Billingham, TS23 1LH, United Kingdom.

1.48	Handle
The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, re-examination, post-grant reviews, inter-parties reviews, derivation proceedings and opposition proceedings).

1.49	ICD-10
The term “ICD-10” shall mean the Tenth Revision of the International Classifications of Diseases and Related Health Problems, as may be revised or amended from time to time, or a successor classification.

1.50	IFRS
The term “IFRS” shall mean International Financial Reporting Standards.

1.51	IND
The term “IND” shall mean, with respect to a Licensed Product, an investigational new drug application as defined in the FDCA and applicable regulations promulgated by the FDA, the filing of which is necessary to commence clinical testing of such Licensed Product in humans.

1.52	IND Clearance
The term “IND Clearance” shall mean the first IND for any Licensed Product going into effect in accordance with 21 C.F.R. 312.40(b).

1.53	IND Clearance Activities
The term “IND Clearance Activities” shall mean any activities required by the FDA (if any), after submission of the IND for EBI-031 by Eleven, to achieve IND Clearance for EBI-031.

IND Clearance Activities to be conducted by or on behalf of Roche (“Roche IND Clearance Activities”) are:

(a)	new GLP toxicology stud(y)(ies) required by the FDA to achieve IND Clearance for EBI-031 (each an “FDA-Required GLP Tox Study”),

(b)	IND Clearance Activities that the Parties mutually agree should be conducted by Roche; and

(c)	on or after September 16, 2016, any IND Clearance Activities that Roche requests to either conduct or take over from Eleven.

IND Clearance Activities to be conducted by or on behalf of Eleven (“Eleven IND Clearance Activities”) are all IND Clearance Activities other than Roche IND Clearance Activities.

1.54	Indication
The term “Indication” shall mean a disease (i) for which the given Licensed Product is indicated for treatment (or for which a BLA for such Licensed Product is filed) and (ii) that is described in the Licensed Product label as required by the Regulatory Approval granted by the applicable Regulatory Authority (or which is proposed in the BLA).

To distinguish one Indication from another Indication, the two Indications have to be (i) listed in two different blocks of the ICD-10 (as a way of example, any retinopathy under H35 is in a different block from any retinopathy under block H31, whereas H35.023 and H35.031 belong to the same block) and (ii) developed by Roche under separate pivotal Clinical Studies.

1.55	Infringe
The term “Infringe” shall mean (a) with respect to a claim in an issued patent, that such claim would, in the absence of a license under or ownership of such claim, be infringed by the applicable activity, and (b) with respect to a claim in a patent application, that such claim would, in the absence of a license under or ownership of such claim, be infringed by the applicable activity if such claim were to issue.

1.56	Initiation
The term “Initiation” shall mean, as applicable in this Agreement, the date that a human is first dosed with the given Licensed Product in a Clinical Study approved by the respective Regulatory Authority or otherwise permitted under Applicable Law, or the date that the first animal is dosed with a Licensed Product containing EBI-031 in an Extended Roche GLP Tox Study.

1.57	Inventory
The term “Inventory” shall mean all existing clinical and non-clinical grade drug product, active pharmaceutical ingredient, intermediates and raw materials associated with Licensed Compounds in the Control of Eleven, as well as any other existing materials (such as reference standards and retention samples), drug delivery systems and packaging associated with the manufacture or testing of such Licensed Compounds and Licensed Products containing therein.

1.58	Know-How
The term “Know-How” shall mean data, knowledge and information, including materials, samples, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data, that are necessary or reasonably useful for the research, manufacture, development or commercialization of Products.

1.59	Licensed Compound
The term “Licensed Compound” shall mean

(a)	any Eleven Compound or

(b)
any other Compound that (i) is Covered by a Core Compound Patent Right in the US or EU or (ii) was Covered by an issued Core Compound Patent Right in the US or EU that has expired less than ten (10) years from the applicable date.

1.60	Licensed Product
The term “Licensed Product” shall mean a Product containing a Licensed Compound.

1.61	Major EU Country
The term “Major EU Country” shall mean any of the following: France, Germany, Italy, Spain and the United Kingdom.

1.62	Modified Returnable Product
The term “Modified Returnable Product” shall mean, with respect to a given Returnable Product, a version of the applicable Base Returnable Product modified by or on behalf of Eleven or any of its Affiliates, licensees or sublicensees after the time of the applicable Roche Activated Termination (but before commercialization of the Returnable Product) in a manner consistent with customary progression of the development of such Returnable Product.

1.63	Net Sales
The term “Net Sales” shall mean, for a Licensed Product in a particular period, the amount calculated by subtracting from the Sales of such Licensed Product for such period described in Section 1.87(i): (i) a lump sum deduction of four percent (4%) of such Sales in lieu of those deductions that are not accounted for on a Licensed Product-by-Licensed Product basis (e.g., freight, postage charges, transportation insurance, packing materials for dispatch of goods, custom duties); (ii) uncollectible amounts accrued during such period with respect to such Sales based on a proportional allocation of the total bad debts accrued during such period and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of such Sales of such Licensed Product for such period; (iii) credit card charges (including processing fees) incurred during such period on such Sales and not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of Sales of such Licensed Product for such period; and (iv) government mandated fees and taxes and other government charges accrued during such period with respect to such Sales not already taken as a gross-to-net deduction in accordance with the then currently used IFRS in the calculation of such Sales of such Licensed Product for such period, including, for example, any fees, taxes or other charges that become due in connection with any healthcare reform, change in government pricing or discounting schemes, or other action of a government or regulatory body, but excluding any taxes on net income of a member of the Roche Group. For clarity, no deductions taken in calculating Sales under Section 1.87 may be taken a second time in calculating Net Sales, and no deductions under this definition of Net Sales may be taken more than once in calculating Net Sales for a given Licensed Product for a given period.

1.64	Non-Prosecution Claim
The term “Non-Prosecution Claim” means a claim in a Patent Right Controlled by Eleven that, (i) in the absence of a license, would not be Infringed by the use or sale of a Compound; (ii) claims a generic class of compounds, a formulation of a generic class of compounds, or a method of making or using a generic class of compounds, which, in the absence of a license, would be Infringed by the use or sale of a Compound and would be Infringed by the use or sale of a compound other than a Compound; or (iii) in the absence of a license, would be Infringed by the use or sale of a Licensed Product and would be Infringed by the use or sale of a corresponding Compound-Free Product. As used in this definition with respect to a given Licensed Product, the term “Compound-Free Product” means a product that includes the same therapeutically or prophylactically active ingredients as the Licensed Product with the sole exception being the absence of Licensed Compound(s)). For clarity, the determination of whether a given claim in a Patent Right is a Non-Prosecution Claim shall be made on a patent claim basis.

1.65	Non-Prosecution Patent Right
The term “Non-Prosecution Patent Right” means a Patent Right that includes a Non-Prosecution Claim.

1.66	Party
The term “Party” shall mean Eleven or Roche, as the case may be, and “Parties” shall mean Eleven and Roche collectively.

1.67	Patent Rights
The term “Patent Rights” shall mean all rights under any patent or patent application, in any country of the Territory, including any patents issuing on such patent application, and further including any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

1.68	Phase I Study
The term “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.69	Phase II Study
The term “Phase II Study” shall mean a human clinical trial that includes

(i)	a control arm (placebo or standard of care),

(ii)
a minimum of one hundred (100) patients per indication (except (x) if the indication is an orphan indication as determined under Applicable Law, in which case there shall be no such minimum, or (y) if the clinical trial is intended to explore multiple indications in the same arm or arms of such clinical trial, in which case a minimum of one hundred (100) total patients, irrespective of indication, shall apply), and

(iii)	a minimum duration of dosing for each patient of five (5) months from the initial dose until the last dose, regardless of how frequently any such patients are dosed, for which the primary endpoints include a determination of dose ranges or a preliminary determination of efficacy in patients being studied, as described in 21 C.F.R. § 312.21(b) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.70	Phase III Study
The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to, if successful, demonstrate statistically whether a product is safe and effective for use in humans in a manner which, if such trial is successful, would be sufficient, alone or with other Clinical Studies, to seek to obtain regulatory approval to market such product in patients having the disease or condition being studied, as described in 21 C.F.R. § 312.21(c) (FDCA), as amended from time to time, and the foreign equivalent thereof.

1.71	Pre-Commercialized Returnable Product
The term “Pre-Commercialized Returnable Product” shall mean a Returnable Product that has not achieved First Commercial Sale anywhere in the Territory on the effective date of termination.

1.72	Primary Composition of Matter Claim
The term "Primary Composition of Matter Claim" shall mean, for a given Licensed Product in a given country of the Territory, a Valid Claim of an Eleven Patent Right that (i) claims the composition of matter of a Compound included in such Licensed Product and (ii) but for the licenses granted in this Agreement would be Infringed by the use or sale of such Compound as a pharmaceutical agent. For clarity, Valid Claims of an Eleven Patent Right that claim manufacturing processes, product-by-process, formulations or delivery devices shall not be deemed as Primary Composition of Matter Claims, provided that a composition claim from the Core Compound Patent Rights which includes a term such as formulation, preparation, pharmaceutical preparation, or similar terms, such as "a composition of formulation x,...", which without such term would be considered a composition of matter claim, will be considered a Primary Composition of Matter Claim.

1.73	Product
The term “Product” shall mean any product containing a Compound as a pharmaceutically active agent, regardless of their finished forms, delivery methods, formulations or dosages.

1.74	Proprietary Manufacturing IP
The term “Proprietary Manufacturing IP” shall mean cell lines, growth media, culture media or technical development/manufacturing know-how that is Controlled by Roche and in Roche’s good faith judgment contains valuable trade secrets with broader applicability than solely to the Returnable Products, and Roche Patent Rights that claim thereof.

1.75	Qualified Person
The term “Qualified Person” shall mean any person or entity making an unsolicited inquiry, proposal or offer with respect to an Alternative Transaction that Eleven’s Board of Directors determines in good faith (after consultation with outside counsel and its financial advisors) is, or could reasonably be expected to lead to an Alternative Transaction that is, more favorable to Eleven or its stockholders than the transactions contemplated by this Agreement, taking into account all the terms and conditions of such proposal or offer, and that is reasonably capable of being completed on the terms proposed, taking into account all financial, regulatory, legal and other aspects of such proposal or offer.

1.76	Regulatory Approval
The term “Regulatory Approval” shall mean any approvals, registrations or authorizations by Regulatory Authority, necessary for the sale of a Product in the Field in a regulatory jurisdiction in the Territory.

1.77	Regulatory Authority
The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, including the FDA, in each country involved in the granting of Regulatory Approval for the Product.

1.78	Required Company Stockholder Vote
The term “Required Company Stockholder Vote” shall mean the affirmative vote in favor of the Stockholder Voting Proposal by the holders of at least a majority of the outstanding shares of Eleven’s common stock, par value $0.001, on the record date for the meeting of Eleven’s stockholders (the “Company Meeting”) to consider the Stockholder Voting Proposal.

1.79	Responsibility Transfer Date
The term “Responsibility Transfer Date” shall mean the earlier of

(a)	the date of the IND Clearance for a Licensed Product containing EBI-031 or

(b)
in the case of on-going Roche IND Clearance Activities, the conclusion of Eleven IND Clearance Activities (with the Parties to work in good faith to agree upon the appropriate date for conclusion of Eleven IND Clearance Activities).

1.80	Returnable Product
The term “Returnable Product” shall mean a Licensed Product subject to a Roche Activated Termination that has advanced at least into Initiation of a Phase I Study by the effective date of such Roche Activated Termination.

1.81	Roche Activated Termination
The term "Roche Activated Termination” shall mean a termination by Eleven for Roche’s material breach under Section 18.2.1 or for development discontinuation under Section 18.2.3 (each an

“Involuntary Termination”) or by Roche without cause under Section 18.2.2 (a “Voluntary Termination”).

1.82	Roche Group
The term “Roche Group” shall mean collectively Roche, its Affiliates and its Sublicensees.

1.83	Roche Group Third Party
The term “Roche Group Third Party” shall mean a Third Party other than a member of the Roche Group.

1.84	Roche Know-How
The term “Roche Know-How” shall mean all Know-How that (i) Roche and Roche’s Affiliates Control during the Agreement Term and (ii) would be necessary to develop, manufacture or commercialize a given Base Returnable Product; however subject to Sections 18.3.4.2(c) and Section 18.3.4.3.

1.85	Roche Patent Rights
The term “Roche Patent Rights” shall mean all Patent Rights that (i) Roche and Roche’s Affiliates Control during the Agreement Term and (ii) would be necessary to develop, manufacture, import, offer for sale, use or sell a given Base Returnable Product; however subject to Section 18.3.4.3. For purposes of clarity, the Patent Rights identified in Appendix 1.85 (“Excluded Roche Patent Rights”) are specifically excluded from the Roche Patent Rights.

1.86	Royalty Term
Subject to Section 9.4, the term “Royalty Term” shall mean, on a country-by-country basis, with respect to a Licensed Product, the period of time commencing on the date of First Commercial Sale of such Licensed Product in such country and ending on the later of the date that is (i) ten (10) years after the date of the First Commercial Sale of such Licensed Product in such country, or (ii) the expiration of the last to expire Composition of Matter Claim Covering such Licensed Product or any Compound in such Licensed Product in such country.

1.87	Sales
The term “Sales” shall mean, for a Licensed Product in a particular period, the sum of (i) and (ii):

(i)
the amount stated in the Roche Holding AG “Sales” line of its externally published audited consolidated financial statements with respect to such Licensed Product for such period (excluding sales for resale to any Sublicensees that are not Affiliates of Roche). This amount reflects the gross invoice price at which such Licensed Product was sold or otherwise disposed of (other than for use as clinical supplies or free samples) by Roche and its Affiliates to such Third Parties (excluding sales to any Sublicensees that are not Affiliates of Roche) in such period reduced by gross-to-net deductions, if not previously deducted from such invoiced amount, taken in accordance with the then currently used IFRS.

By way of example, the gross-to-net deductions taken in accordance with IFRS as of the Effective Date include the following:

(a)
credits, reserves or allowances granted for (i) damaged, outdated, returned, rejected, withdrawn or recalled Licensed Product, (ii) wastage replacement and short-shipments; (iii) billing errors and (iv) indigent patient and similar programs (e.g., price capitation);

(b)	governmental price reductions and government mandated rebates;

(c)	chargebacks, including those granted to wholesalers, buying groups and retailers;

(d)	customer rebates, including cash sales incentives for prompt payment, cash and volume discounts; and

(e)	taxes, duties and any other governmental charges or levies imposed upon or measured by the import, export, use, manufacture or sale of a Licensed Product (excluding income or franchise taxes).

For purposes of clarity, sales by Roche and its Affiliates to any Sublicensee that is not a Roche Affiliate for resale shall be excluded from clause (i) of this definition of “Sales”.

(ii)
for Sublicensees that are not Roche Affiliates (and excluding Compulsory Sublicensees), the sales amounts reported to Roche and its Affiliates in accordance with the sublicensee contractual terms and their then-currently used accounting standards. For the purpose of clarity, any such Sublicensee sales as reported to Roche in accordance with Compulsory Sublicense agreements shall be excluded from the sales amount.

For clarity, no deductions taken in calculating Sales under this Section 1.87 may be taken a second time in calculating Net Sales, and no deductions under this definition of Sales may be taken more than once in calculating Net Sales for a given Licensed Product for a given period.

1.88	Secondary Composition of Matter Claim
The term "Secondary Composition of Matter Claim" shall mean, for a given Licensed Product in a given country of the Territory, a Valid Claim of an Eleven Patent Right that (i) claims such Product, (ii) but for the licenses granted in this Agreement would be Infringed by the use or sale of such Product, and (iii) is not a Primary Composition of Matter Claim. For clarity, Valid Claims of an Eleven Patent Right that claim manufacturing processes, product-by-process or delivery devices shall not be deemed as Secondary Composition of Matter Claims.

1.89	Second Option Period
The term “Second Option Period” shall mean the period of time commencing on the day after the Initiation of the first Phase III Study for a Licensed Product and ending on the day before the first Filing of a BLA for a Licensed Product in either the US or anywhere in the EU.

1.90	Signature Date
The term “Signature Date” shall mean the date set forth on the cover page to this Agreement.

1.91	Stockholder Voting Proposal
The term “Stockholder Voting Proposal” shall mean the authorization by Eleven’s stockholders of the transactions contemplated by this Agreement, including the grant of the exclusive licenses provided for under, and on the terms and conditions set forth in, this Agreement.

1.92	Sublicensee
The term “Sublicensee” shall mean an entity to which Roche has licensed rights (through one or multiple tiers), other than through a Compulsory Sublicense, pursuant to this Agreement.

1.93	Symbiosis
The term “Symbiosis” shall mean Symbiosis Pharmaceutical Services Ltd., located at Scio House, Unit 10, Stirling University Innovation Park, Stirling FK9 4NF, Scotland, United Kingdom.

1.94	Territory
The term “Territory” shall mean the world.

1.95	Third Party
The term “Third Party” shall mean a person or entity other than (i) Eleven or any of its Affiliates or (ii) Roche or any of its Affiliates.

1.96	Third Party Eleven IP
The term “Third Party Eleven IP” shall mean the Know-How and Patent Rights licensed to Eleven pursuant to its agreements with Thrombogenics N.V. and Novozymes Biopharma DK A/S.

1.97	US
The term “US” shall mean the United States of America and its territories and possessions.

1.98	US$
The term “US$” shall mean US dollars.

1.99	Valid Claim
The term “Valid Claim” shall mean, as applicable, a claim in any (i) unexpired and issued Patent Right that has not been disclaimed, revoked or held invalid by a final nonappealable decision of a court of competent jurisdiction or government agency; or (ii) pending patent application in any country of the

Territory that (a)  in the situation where such pending patent application is being Handled by Eleven, Eleven is using Commercially Reasonable Efforts to Handle such pending patent application and such pending patent application is on file with the applicable patent office and has shown evidence of reasonable progression in such applicable patent office to advance to issuance of a patent, and (b) regardless of whether Eleven or Roche is Handling such pending patent application, has been on file with the applicable patent office for no more than seven (7) years from the earliest date to which the patent application claims its earliest priority, wherein following such date such claim is considered expired until the date (if any) that such a claim is issued or accepted for issuance, upon which it is prospectively reinstated as a Valid Claim.

1.100	Additional Definitions
Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
Accounting Period	10.1
Alliance Director	8.1
Bankruptcy Code	20
Breaching Party	18.2.1
Buy-out Notice	9.4
Buy-out Option	9.4
CEEP Start Date	18.3.2
Chugai	1.1
Company Meeting	1.78
Compound-Free Product	1.64
Compulsory Profit Share Percentage	9.3.8
Compulsory Sublicense	1.21
Compulsory Sublicensee	1.21
Core Patent Rights	1.30
Decision Period	13.4
EBI-031	1.32
Eleven Assigned Patent Rights	13.1.2
Eleven IND Clearance Activities	1.53
Eleven MTA Information	21.10
Eleven NDA Information	21.10
Eleven-Originated Transfer Activities	18.3.4.3
Excluded Roche Patent Rights	1.85
Expert Committee	9.3.3
Extended Roche GLP Tox Study Event	9.2
FDA-Required GLP Tox Study	1.53(a)
First Buy-out Option	9.4
FMI	1.1

Definition	Section
HSR Act	14.1.5
Indemnified Party	15.3
Indemnifying Party	15.3
Initiating Party	13.4
Involuntary Termination	1.81
Minimum Transfer Payment	18.3.4.3
MTA	13.9
NDA	21.10
Non-Breaching Party	18.2.1
Non-Compound Active Agent	1.16
Patent Term Extensions	13.8
Payment Currency	10.3
Peremptory Notice Period	18.2.1
Primary Eleven Patent Rights	13.1.1
Redacted Agreement	17.4
Reference Product Sponsor	13.7
Relative Commercial Value	9.3.3
Representatives	19
Roche IND Clearance Activities	1.53
Roche Indemnitees	15.2
Roche Transfer Activities	18.3.4.3
Samples and PI Information	18.3.4.3
Second Buy-out Option	9.4
Select Non-Prosecution Patent Rights	13.2
Sensitive Information	21.4(c)
Settlement	13.4
SPCs	13.8
Suit Notice	13.4
Voluntary Termination	1.81

2.	Grant of License

2.1	Grant of Rights
Effective on the Signature Date, Eleven hereby agrees to grant Roche the right to receive the rights and licenses set forth in Section 2.2 as of the Effective Date.

2.2	License

Effective on the Effective Date, Eleven hereby grants to Roche an exclusive (even as to Eleven) right and license, including the right to sublicense, under Eleven’s interest in the Eleven Patent Rights and Eleven Know-How to make, have made, use, have used, register, have registered, sell, have sold, offer for sale, import and export Compounds, Products and Companion Diagnostics in the Field in the Territory.

The exclusivity of the above license is subject to the right of Eleven to conduct such pre-clinical development activities, manufacturing and other obligations (if any) in accordance with this Agreement, including Section 4.1.

2.3	Sublicense

2.3.1	Right to Sublicense to its Affiliates
Roche shall have the right to grant sublicenses to its Affiliates (through multiple tiers), and to Chugai or FMI if Chugai or FMI is not an Affiliate under this Agreement, under its rights granted under Section 2.2 without prior approval of Eleven. If a member of the Roche Group grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Affiliate (or to Chugai or FMI, as applicable) to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Affiliate (or on Chugai or FMI, as applicable) and shall itself account to Eleven for all payments due under this Agreement by reason of such sublicense.

2.3.2	Right to Sublicense to Third Parties
Roche and its Affiliates shall have the right to grant written sublicenses to non-Affiliate entities (through multiple tiers) under its rights granted under Section 2.2 without prior approval of Eleven. Roche shall inform Eleven promptly after the signature of an agreement under this Section 2.3.2. Each sublicense shall be consistent in all material respects with the terms and conditions of the Agreement. Roche shall be responsible for the payment of all amounts due hereunder, and for all other obligations of its sublicensees under the Agreement as if such obligations were those of Roche. Eleven shall receive a copy of such agreement with a Third Party which may be redacted to exclude financial terms and confidential information of Roche or the Sublicensee. If Roche grants such a sublicense, Roche shall ensure that all of the applicable terms and conditions of this Agreement shall apply to the Sublicensee to the same extent as they apply to Roche for all purposes. Roche assumes full responsibility for the performance of all obligations and observance of all terms so imposed on such Sublicensee and shall itself account to Eleven for all payments due under this Agreement by reason of such sublicense.

2.3.3	Right to Subcontract
Roche shall have the right to subcontract the work performed under this Agreement without prior approval of Eleven, and Roche is responsible for its subcontractors’ compliance with this Agreement.

2.4	Retained Rights

Each Party shall retain all rights under any information, data or know-how (including Know-How), Patent Rights and other intellectual property rights that are owned by or licensed to such Party, except for those rights that are expressly granted to the other Party under this Agreement.

3.	Diligence
Roche and Eleven shall use Commercially Reasonable Efforts to perform their respective activities contemplated by Articles 4, 5, 6, 7, 8, 13 or 18 of this Agreement and, subject to Section 13.1.1(a), nothing in Articles 4, 5, 6, 7, 8, 13 or 18 shall imply a higher obligation of diligence imposed on either Party. Specifically, Roche agrees to use Commercially Reasonable Efforts to pursue further development and commercialization of Licensed Products in the Field in the Territory and specifically in the US and anywhere in the EU; and Roche shall be deemed to have used Commercially Reasonable Efforts with respect to such obligation if it develops and commercializes at least one Licensed Product in at least one Indication in the US and anywhere in the EU.

4.	Development

4.1	Development for IND Clearance
If the FDA requires IND Clearance Activities, Eleven shall be responsible for Eleven IND Clearance Activities at Eleven’s cost as necessary to achieve IND Clearance, and Roche shall be responsible at Roche’s cost for Roche IND Clearance Activities as necessary to achieve IND Clearance. Each Party shall notify the other Party of the results of any IND Clearance Activity it conducts promptly after its completion, which, in the case of Roche IND Clearance Activities, such notification shall consist of a status update to Eleven regarding Roche’s assessment of the progress towards IND Clearance.

As necessary for Roche to continue development of EBI-031, Eleven shall, for three (3) months after the later of the Effective Date and IND Clearance (except as otherwise specifically set forth in this Agreement), cooperate with Roche and disclose and make available to Roche all data and information in Eleven’s possession and Control regarding EBI-031.

4.2	Development Other Than IND Clearance Activities
Roche, at its sole cost and discretion (but subject to Article 3), shall be responsible for all development activities of Licensed Products that are not IND Clearance Activities, except that Eleven shall be responsible at its sole cost for any tissue cross-reactivity studies of EBI-031 that Eleven initiates before IND Clearance if such studies are not IND Clearance Activities.

5.	Regulatory

5.1	Responsibility

Eleven shall be responsible at its own expense, in consultation with Roche (which consultation shall not in any way be permitted to adversely affect or delay the achievement of IND Clearance), for all regulatory affairs relating to the EBI-031 Product prior to the Responsibility Transfer Date. Promptly after the Responsibility Transfer Date, Eleven shall transfer sponsorship of such IND to the Roche Affiliate designated by Roche, and the Parties will cooperate to draft and execute the necessary documents required to effect such transfer. If the IND for EBI-031 is transferred to Roche prior to achievement of IND Clearance, Eleven will provide to Roche such assistance as is reasonably required by Roche to achieve IND Clearance.

After the Responsibility Transfer Date, Eleven shall promptly transfer (or cause to be transferred) to Roche or Roche’s designee all preclinical and regulatory documentation in Eleven’s possession and Control regarding the Licensed Product containing EBI-031, to allow Roche to continue development of Products.

Roche shall thereafter be solely responsible at its own expense for all regulatory affairs related to Licensed Products in the Territory, including the preparation and filing of applications for Regulatory Approval, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold Licensed Products. Roche shall be responsible for pursuing, compiling and submitting all regulatory filing documentation, and for interacting with regulatory agencies, for all Licensed Products in all countries in the Territory. Roche or its Affiliates shall own and file in their sole discretion (but subject to Article 3) all regulatory filings and Regulatory Approvals for all Licensed Products in all countries of the Territory.

5.2	Disclosure Covenant
Eleven will promptly disclose to Roche, to the extent not already provided, the results of all preclinical testing of any Licensed Product in Eleven’s possession and Control as exists on the later of the Effective Date or the date of IND Clearance. Eleven will promptly disclose to Roche during the Agreement Term all information in Eleven’s possession and Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof in humans with respect to any Licensed Product.

6.	Manufacture and Supply of Product

6.1	Product Inventory
Appendix 6.1 is a complete list of the Inventory (other than intermediates, raw materials and in-process research material) and Eleven Cell Line Materials under the Control of Eleven as of the Signature Date.

6.2	Responsibility and Transfer
Eleven shall maintain in full force and effect the CMO agreements with Third Parties listed on Appendix 6.2 for such time as Roche reasonably requires to transition, but in no event shall Eleven be required to maintain such agreements for longer than fifteen (15) months after the Effective Date. In particular, Eleven shall, at Roche’s expense, ensure during such period (i) the then-existing Inventory and Eleven Cell Line Materials are stored as on the Effective Date unless Roche provides a written notice requesting otherwise and (ii) the continuation of on-going testing of EBI-031 and Licensed Product containing EBI-031 under such agreements.

Eleven shall maintain responsibility for payment under Third Party CMO agreements for Eleven IND Clearance Activities. Roche (or Roche’s designated Affiliate) shall assume responsibility for payment under such Third Party CMO agreements for (i) Roche IND Clearance Activities, (ii) after the Responsibility Transfer Date, such services as Eleven is required to maintain under this Agreement (unless waived in writing by Roche), and (iii) such additional services as Roche requests. At such time as Roche assumes responsibility for payment, Roche (or Roche’s designated Affiliate) shall have authority for directing the activities of the applicable CMOs in Eleven’s stead (or through Eleven, as applicable) in accordance with the applicable CMO agreement, and Eleven shall cooperate with Roche to ensure transfer of such authority with the applicable CMOs.

Eleven shall maintain responsibility for the existing inventory of EBI-031 and Licensed Product containing EBI-031 up to the Responsibility Transfer Date; however if so requested by Roche, all or a portion of the Inventory and Eleven Cell Line Materials may be transferred prior to the Responsibility Transfer Date (with Eleven having the right to retain such Inventory and Eleven Cell Line Materials needed for Eleven to meet its Eleven IND Clearance Activities under Section 4.1). After the Responsibility Transfer Date (but for no longer than fifteen (15) months after the Effective Date), Eleven shall, via the Third Party CMO agreements (as previously described) under the direction of Roche in Eleven’s stead or through Eleven, as applicable, maintain the remaining then-existing Inventory and Eleven Cell Line Materials until such time as (a) Roche requests and Eleven transfers (or causes to be transferred) such Inventory and Eleven Cell Line Materials to Roche or Roche’s designee, or (b) Roche or its Affiliate(s) enters into agreements with the applicable CMOs, or such agreements are assigned to Roche or its Affiliate, so that Roche may, directly or through its Affiliates, through such CMOs or other Third Parties, maintain such Inventory and Eleven Cell Line Materials. For clarity, the maintenance by Eleven of the Inventory and Eleven Cell Line Materials under the CMO agreements after the Responsibility Transfer Date shall be paid for by Roche, however such transfer of the Inventory and Eleven Cell Line Materials to Roche or Roche’s designee shall be at Eleven’s expense. Once Roche or its Affiliate(s) has in place agreements with the applicable CMOs (or such agreements are assigned to Roche or its Affiliate) or Eleven has transferred (or caused to be transferred) the Inventory and Eleven Cell Line Materials to Roche or Roche’s designee in accordance with this Section, but in any event no later than fifteen (15) months after the Effective Date, Eleven shall be free to terminate such Eleven CMO agreements.

In addition, at Roche’s reasonable request and expense, Eleven shall, within three (3) months after the later of the Effective Date or the Responsibility Transfer Date, support the transfer of such manufacturing activities and related know-how in Eleven’s possession and Control to Roche or Roche’s designee, including making available to answer Roche questions Eleven representative(s) with historical knowledge of such CMO activities and contracts.

Roche or Roche’s designee shall in all other events be responsible at its own expense for the manufacture and supply of clinical and commercial supplies of the Product.

6.3	GMP Quality Agreements and Auditing

Upon Roche’s request, the Parties shall execute a separate GMP quality agreement as Roche deems necessary according to US GMP requirements for the sole purpose of allowing Roche to verify Eleven’s ability to perform lot disposition according to US GMP requirements and verifying where applicable that current quality agreements in place with CMOs are acceptable for the existing GMP Inventory and GMP Eleven Cell Line Materials.

To the extent it has not done so, and where necessary according to US GMP requirements, Eleven shall

(a)	promptly enter into a GMP quality agreement with Eleven’s CMOs (including Eurofins Lancaster Laboratories, Inc.), and

(b)	in good faith facilitate a joint GMP audit of such CMOs by Eleven with Roche, in each case at Roche’s expense.

7.	Commercialization
Roche, at its own expense, shall have sole responsibility and, as between the Parties, but subject to Article 3, decision making authority for the marketing, promotion, sale and distribution of Products in the Territory.

8.	Information Exchange and Reports

8.1	Alliance Director
Each Party shall appoint one person to be its point of contact with responsibility for facilitating communication and collaboration between the Parties (each, an “Alliance Director”). The Alliance Directors shall attempt to facilitate resolution of potential and pending issues and potential disputes. Each Party may change its Alliance Director on written or email notice to the other Party.

8.2	Updates to Eleven
Prior to the first Licensed Product to achieve First Commercial Sale, Roche shall provide Eleven with an annual summary report of the Roche Group’s development activities with respect to Licensed Products. In addition, prior to the first BLA Filing, the Roche Alliance Director shall be available upon Eleven’s request to answer questions about the status of the Roche Group’s development activities once per each Calendar Quarter (except for such Calendar Quarter that Roche provides Eleven with the annual summary report).

9.	Payment

9.1	License Fee
Within thirty (30) days after the Effective Date and receipt of an invoice from Eleven, Roche shall pay to Eleven Seven Million Five Hundred Thousand US Dollars (US$ 7,500,000).

9.2	Event Payments
Roche shall pay up to a total of Two Hundred Sixty-Two Million Five Hundred Thousand US Dollars (US$ 262,500,000) in relation to the achievements of events with respect to Licensed Products. The event payments under this Section 9.2 shall be paid by Roche according to the following schedule of development events.

	Event	US Dollars (in millions)
IND Clearance-Related Events	(a) IND Clearance (if IND Clearance is achieved on or before September 15, 2016)	$22.5*
	(b) IND Clearance (if IND Clearance is achieved after September 15, 2016 and no Extended Roche GLP Tox Study)	$20*
	(c) Initiation of the first Extended Roche GLP Tox Study (the “Extended Roche GLP Tox Study Event”)	$5*
	(d) IND Clearance (if IND Clearance is achieved after September 15, 2016 and subsequent to completion of an Extended Roche GLP Tox Study)	$15
	Initiation of the first Phase II Study	$20
	Initiation of the first Phase III Study	$30
	BLA Filing in US	$25
	BLA Filing anywhere in the EU**	$15
	BLA Filing in Japan	$10
	First Commercial Sale in US	$40
	First Commercial Sale anywhere in the EU**	$25
	First Commercial Sale in Japan	$10
	BLA Filing for a second Indication in US	$10
	BLA Filing for a second Indication anywhere in the EU**	$5
	Regulatory Approval in a second Indication in US	$30
	Regulatory Approval in a second Indication anywhere in the EU**	$20

Except as otherwise set forth in this Section 9.2, each event payment shall be paid only once, the first time the first Licensed Product reaches the applicable triggering event, regardless of the number of times such events are reached and by how many Licensed Products. To the extent that any of the above triggering events contemplate precursor events (e.g., the first Phase III Study for a Licensed Product commonly follows the first Phase II Study for a Licensed Product), such triggering event, if achieved, shall result in the payment of the contemplated precursor milestone payment if such payment has not yet otherwise been triggered.

For any events first achieved by a Licensed Product containing a Licensed Compound other than EBI-031, Eleven shall receive fifty percent (50%) of the amounts in the above table with no further amount owed for any such event; provided, however, that if the event first achieved with such Licensed

Compound other than EBI-031 involves a non-ophthalmology indication and the event subsequently-achieved with a Licensed Product containing EBI-031 involves an ophthalmology indication, then Eleven shall receive the remaining fifty percent (50%) of such amounts.

* minus the Exclusivity Fee Payment (as such term is defined in the Exclusivity Agreement) previously paid by Roche. For clarity, only one of the IND Clearance payments in clause (a), (b) or (d) above shall be payable under this Agreement, and the Extended Roche GLP Tox Study Event in clause (c) above shall only apply in conjunction with the IND Clearance event payment associated therewith in clause (d) above.

** Event payments shall be reduced by fifty percent (50%) in the event there is no Eleven Patent Right issued anywhere in the EU containing a Primary Composition of Matter Claim Covering the Licensed Compound in such Licensed Product or the Licensed Product at the time the event is achieved.

The applicable IND Clearance event payment shall be made within thirty (30) days after occurrence of the IND Clearance (of which Roche shall timely notify Eleven if the IND Clearance occurs after the Responsibility Transfer Date) and receipt of an invoice from Eleven. For all other event payments, upon achieving events, Roche shall timely notify Eleven and event payments shall be paid by Roche to Eleven within thirty (30) days from occurrence of the applicable event and receipt of an invoice from Eleven.

9.3	Royalty Payments

9.3.1	Royalty Term
Roche shall pay to Eleven royalties on Net Sales of Licensed Products during the applicable Royalty Terms. Thereafter, the licenses granted to Roche shall be fully paid up, irrevocable and royalty-free.

9.3.2	Royalty Rates
The following royalty rates shall apply to the respective tiers of aggregate Calendar Year Net Sales of a Licensed Product in the Territory, on an incremental basis, as follows:

Tier of Calendar Year Net Sales in billion US$	Percent (%) of Net Sales of Licensed Products containing EBI-031*
0 – 1	7.5%
> 1 – 2	9%
> 2 – 4	11%
> 4	15%

For example, if Net Sales of a Licensed Product containing EBI-031, for a given Calendar Year, are US$ 3.5 billion, then royalties owed to Eleven on such Net Sales of such Licensed Product for that Calendar Year shall equal US$ three hundred thirty million (US$ 330,000,000) calculated as follows:

[(0.075*1 billion)+(0.09*1 billion)+(0.11*1.5 billion)] = US$330,000,000 royalty payment

* Royalty rates on Licensed Products that do not contain EBI-031 shall be at fifty percent (50%) of the EBI‑031 royalty rates.

For the purpose of calculating royalties of a Licensed Product, Calendar Year Net Sales and the royalty rates shall be subject to the following adjustments, as applicable:

9.3.3	Combination Product
If Roche or its Affiliates intend to sell a Combination Product, then the Parties shall meet approximately one (1) year prior to the anticipated First Commercial Sale of such Combination Product in the Territory to negotiate in good faith and agree to an appropriate adjustment to Net Sales to reflect the relative commercial value contributed by the components of the Combination Product (the “Relative Commercial Value”). If, after such good faith negotiations not to exceed ninety (90) days, the Parties cannot agree to an appropriate adjustment, the dispute shall be initially referred to the executive officers of the Parties in accordance with Section 21.2.

If the Parties are unable to agree on the Relative Commercial Value, then Roche will select one (1) individual who would qualify as an Expert, Eleven will select (1) individual who would qualify as an Expert, and those two (2) individuals shall select one (1) individual who would qualify as an Expert and who shall be chairman of a committee of the three Experts (the “Expert Committee”), each with a single vote. The Expert Committee will promptly hold a meeting to review the issue under review, at which it will consider memoranda submitted by each Party at least fifteen (15) days before the meeting, as well as reasonable presentations that each Party may present at the meeting. The determination of the Expert Committee as to the issue under review will be binding on both Parties. The Parties will share equally in the costs of the Expert Committee. Unless otherwise agreed to by the Parties, the Expert Committee may not decide on issues outside the scope mandated under terms of this Section 9.3.3.

For any Combination Product that includes the active ingredient ranibizumab as its only other active ingredient, the Relative Commercial Value of the Licensed Compound may not be less than fifty percent (50%); however if either Eleven or Roche reasonably believes the Licensed Compound in a Combination Product that includes ranibizumab as its only other active ingredient has a Relative Commercial Value of more than fifty percent (50%) in such Combination Product, then the procedure in this Section 9.3.3 shall apply.

9.3.4	No Primary Composition of Matter Claim
With respect to a given Licensed Product, if in a given country within the Territory there is no Primary Composition of Matter Claim Covering such Licensed Product in such country, then

(a)
If, after the ten year anniversary of the First Commercial Sale of such Licensed Product in such country, there is a Secondary Composition of Matter Claim Covering such Licensed Product in such country and a Biosimilar Product has entered the market in such country then no royalty payments shall be due to Eleven for such Licensed Product in such country; otherwise

(b)	the royalty payments due to Eleven for such Licensed Product in such country shall be reduced by fifty percent (50%).

9.3.5	Biosimilar Product

(a)
If a Product that is a Biosimilar Product to a given Licensed Product enters the market in a given country prior to the end of the Royalty Term and Net Sales of such Licensed Product in such country subsequently decrease for two consecutive Calendar Quarters by more than twenty-five percent (25%) of the level of the Net Sales of such Licensed Product in such country achieved in the Calendar Year immediately prior to such entry divided by four, then the royalty rate owed to Eleven for such Licensed Product shall be reduced by fifty percent (50%) in such country.

(b)
If subsequent to such a Biosimilar Product entry, the Net Sales of such Licensed Product in such country decrease by more than fifty percent (50%) of the level of the Net Sales of such Licensed Product in such country achieved in the Calendar Year immediately prior to such entry divided by four, then the royalty rate owed to Eleven in such country for such Licensed Product shall be reduced by seventy-five percent (75%) in such country.

9.3.6	Third Party Payments
Eleven shall be responsible for satisfying the obligations of all existing licenses entered into by Eleven prior to the Effective Date. The Roche Group shall be responsible for and pay or have paid the entire consideration owed to any Roche Group Third Party in relation to Roche Group Third Party intellectual property rights the Roche Group secures after the Effective Date.

(a)
The Roche Group shall not have the right to deduct any amounts paid by the Roche Group for any Patent Right that claims (i) any pharmaceutically-active compound other than a Licensed Compound, (ii) any use claims (except those claiming one or more approved Indications for the Licensed Product in the given country) or (iii) any manufacturing claims.

(b)
For all other Patent Rights that the Roche Group otherwise would have Infringed by selling the relevant Licensed Product in the relevant country, the Roche Group shall have the right to deduct from royalties otherwise due and payable by the Roche Group to Eleven for such Licensed Product in such country under the Agreement (i) a maximum of fifty percent (50%) of the royalties actually paid by the Roche Group to a Roche Group Third Party with respect to such arrangement except for Patent Rights that claim any delivery device and (i) a maximum of twenty-five percent (25%) of the royalties actually paid by the Roche Group to a Roche Group Third Party with respect to such arrangement for Patent Rights that claim any delivery device. Roche may not otherwise deduct the amounts paid to any such Roche Group Third Party, including any amounts for the development of any Licensed Product.

9.3.7	Maximum Deductions
In no event shall the reductions resulting from Sections 9.3.4(b), 9.3.5 or 9.3.6, in the aggregate, reduce the royalty payments to Eleven for any Licensed Product below fifty percent (50%) of the payments that would otherwise be due for such Licensed Product pursuant to Section 9.3.2 and 9.3.3, or, if Section 9.3.5(b) applies, below twenty-five percent (25%) of the payments that would be otherwise due for such Licensed Product pursuant to Section 9.3.2 and 9.3.3.

9.3.8	Apportionment of Compulsory Sublicensee Consideration
Compulsory Sublicense Compensation received by a member of the Roche Group from a Compulsory Sublicensee during the Royalty Term shall be shared with Eleven on an equivalent profit share percentage (the “Compulsory Profit Share Percentage”) calculated for the respective Calendar Year as follows:

1.5 x	(royalties payable to Eleven for the Licensed Product in the Territory)
(Net Sales related to the royalties payable for the Licensed Product in the Territory)

At the end of the Calendar Year, Roche shall pay to Eleven the Compulsory Sublicense Compensation under a given country or region of the Territory multiplied by the Compulsory Profit Share Percentage. The first time the Roche Group receives Compulsory Sublicense Compensation with respect to a given country and Licensed Product, Roche shall provide in writing (to the extent allowed by Applicable Law) the (i) name of the Licensed Product, country and Compulsory Sublicensee to which such Compulsory Sublicense applies and (ii) the reason for the relevant Compulsory Sublicense. For clarity, any sales or payments by Compulsory Sublicensees under a Compulsory Sublicense shall not be considered as Net Sales and shall not give rise to any royalty payment under Section 9.3.2 of this Agreement.

9.4	Buy-out Options
Roche shall have the right by providing written notice (the “Buy-out Notice”) during either the First Option Period (the “First Buy-out Option”) or the Second Option Period (the “Second Buy-out Option”), to elect to make a one-time payment to Eleven to buy-out Roche’s remaining payment obligations under the Agreement with respect to events that had not yet been achieved under Section 9.2 and Sales that had not yet been made under Section 9.3 (the First Buy-out Option and the Second Buy-out Option each being a “Buy-out Option”). If Roche elects to make such payment by providing a timely Buy-out Notice and thereafter making the associated payment described in this Section, Roche’s exclusive license grant pursuant to Section 2.2 shall become perpetual, irrevocable and fully paid-up.

If Roche elects to make the First Buy-out Option, Roche shall pay Eleven a one-time payment of One Hundred Thirty-Five Million US Dollars (US$ 135,000,000) within thirty (30) days after providing such timely Buy-out Notice to Eleven and receipt by Roche of an invoice in such amount, after which Roche shall have no further payment (under Sections 9.2 and 9.3) or diligence obligations to Eleven under the Agreement (including, for clarity, any milestone payments on events that occur after delivery of the Buy-out Notice, but not prior to delivery of the Buy-out Notice).

If Roche elects to make the Second Buy-out Option, Roche shall pay Eleven a one-time payment of

(i)
Two Hundred Sixty-Five Million US Dollars (US$ 265,000,000) in the event a Patent Right containing a Primary Composition of Matter Claim Covering any Licensed Compound or Licensed Product has issued anywhere in the EU, or

(ii)
Two Hundred Twenty Million US Dollars (US$ 220,000,000) in the event no Patent Right containing a Primary Composition of Matter Claim Covering any Licensed Compound or Licensed Product has issued anywhere in the EU, within thirty (30) days after providing such timely Buy-out Notice to Eleven and receipt by Roche of an invoice in such amount, after which Roche shall have no further payment (under Sections 9.2 and 9.3) or diligence obligations to Eleven under the Agreement (including, for clarity, any milestone payments on events, or royalties on Sales, that occur after delivery of the Buy-out Notice, but not prior to delivery of the Buy-out Notice).

If Roche does not elect to make a Buy-out Option, all remaining payment obligations pursuant to Sections 9.2 and 9.3 shall continue.

9.5	Disclosure of Payments
Each Party acknowledges that the other Party may be obligated to disclose this financial arrangement, including all fees, payments and transfers of value, as may be advisable or required under Applicable Law, including the US Sunshine Act.

10.	Accounting and Reporting

10.1	Timing of Payments
Roche shall calculate royalties on Net Sales quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an "Accounting Period”) and shall pay royalties on Net Sales within ninety (90) days after the end of each Accounting Period in which such Net Sales occur.

10.2	Late Payment
Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at two (2) percentage points above the average one-month Euro Interbank Offered Rate (EURIBOR), as reported by Reuters from time to time, calculated on the number of days such payment is overdue.

10.3	Method of Payment
Royalties on Net Sales and all other amounts payable by Roche hereunder shall be paid by Roche in US Dollars (the “Payment Currency”) from a US bank account in immediately available funds to account(s) designated by Eleven.

10.4	Currency Conversion
When calculating the Sales of any Licensed Product that occur in currencies other than the Payment Currency, Roche shall convert the amount of such sales into Swiss Francs and then into the Payment Currency using Roche’s then-current internal foreign currency translation method actually used on a consistent basis in preparing its audited financial statements (at the Effective Date, YTD average rate as reported by Reuters).

10.5	Reporting
With each payment Roche shall provide Eleven in writing for the relevant Calendar Quarter on a Licensed Product-by-Licensed Product basis the following information:

(a)	Sales in Swiss Francs;

(b)	Net Sales in Swiss Francs;

(c)	adjustments made pursuant to Section 9.3.3;

(d)	Net Sales in Swiss Francs after adjustments made pursuant to Section 9.3.3 in Swiss Francs;

(e)	exchange rate used for the conversion of Net Sales from Swiss Francs to the Payment Currency pursuant to Section 10.4;

(f)	Net Sales after adjustments made pursuant to Section 9.3.3 in the Payment Currency;

(g)	royalty rate pursuant to Section 9.3.2;

(h)	adjustments under Sections 9.3.4 - 9.3.7; and

(i)	total royalty payable in the Payment Currency after adjustments made pursuant to Sections 9.3.4 - 9.3.7.

11.	Taxes
Eleven shall pay all sales, turnover, income, revenue, value added, and other taxes levied on account of any payments accruing or made to Eleven under this Agreement, excluding any of the foregoing due on the net income of a member of the Roche Group.

If Applicable Law of any country requires withholding of taxes of any type, levies or other charges with respect to any royalty or other amount payable under this Agreement by Roche to Eleven despite Roche’s compliance with Section 10.3, then Roche shall promptly pay such tax, levy or charge for and on behalf of Eleven to the proper governmental authority, and shall promptly furnish Eleven with receipt of payment, in which case Roche shall be entitled to deduct the amount of any such tax, levy or charge actually paid from any royalty or other payment due Eleven. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted, including by providing or filing any relevant certificate or other document.

All royalties and payments due to Eleven under the terms of this Agreement are expressed to be exclusive of value added tax (VAT). If VAT applies the VAT amount will be added to any royalties and payments under this Agreement.

12.	Auditing

12.1	Eleven Right to Audit
Roche shall keep, and shall require its Affiliates and Sublicensees to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books of accounts shall be kept at their principal place of business. At the expense of Eleven, Eleven shall have the right to engage an internationally recognized independent public accountant reasonably acceptable to Roche to perform, on behalf of Eleven, an audit of such books and records of Roche and its Affiliates and Sublicensees that are deemed necessary by the independent public accountant to report on Net Sales of Licensed Product for the period or periods requested by Eleven and the correctness of any financial report or payments made under this Agreement.

Upon timely request and at least sixty (60) working days' prior written notice from Eleven, such audit shall be conducted in the countries specifically requested by Eleven, during regular business hours in such a manner as to not unnecessarily interfere with Roche's normal business activities. Such audit shall be limited to results in the three (3) Calendar Years prior to audit notification. Accordingly if Eleven does not request an audit of a given Calendar Year for a given country on or before the third (3rd) anniversary of the end of such Calendar Year, then Eleven will be deemed to have accepted the royalty payments and reports for such country in such Calendar Year.

Such audit shall not be performed more frequently than once per Calendar Year nor more frequently than once with respect to records covering any specific period of time.

All information, data documents and abstracts herein referred to shall be used only for the purpose of verifying royalty statements, shall be treated as Roche’s Confidential Information subject to the obligations of this Agreement and need neither be retained more than one (1) year after completion of an audit hereof, if an audit has been requested; nor more than three (3) years from the end of the Calendar Year to which each shall pertain; nor more than one (1) year after the date of termination of this Agreement.

12.2	Audit Reports
The auditors shall only state factual findings in the audit reports and shall not interpret this Agreement. The auditors shall share all draft audit findings with Roche before sharing such findings with Eleven and before the final audit report is issued. The final audit report shall be shared with Roche at the same time it is shared with Eleven.

12.3	Over- or Underpayment
If the audit reveals an overpayment, Eleven shall reimburse Roche for the amount of the overpayment within thirty (30) days. If the audit reveals an underpayment, Roche shall make up such underpayment with the next royalty payment or, if no further royalty payments are owed by Roche, Roche shall reimburse Eleven for the amount of the underpayment within thirty (30) days. Roche shall pay for the audit costs if the underpayment of Roche exceeds five percent (5%) of the aggregate amount of royalty payments owed with regard to the royalty statements subject of the audit. Section 10.2 shall apply to this Section 12.3.

13.	Intellectual Property

13.1	Prosecution of Primary Eleven Patent Rights

13.1.1	Prior to Exercising Buy-out Option
Until such time as Roche exercises a Buy-out Option (or after the Second Option Period if Roche fails to timely exercise both Buy-out Options), Roche shall, at its own expense and, at Eleven’s request, in consultation with Eleven, Handle all

(i)	Core Patent Rights and

(ii)
other Eleven Patent Rights (excluding Non-Prosecution Patent Rights) claiming Products or any Compound therein (or any uses thereof) for a Product that has reached at least Initiation of a Phase I Study in development by or on behalf of a member of the Roche Group, collectively the “Primary Eleven Patent Rights”.

During such time,

(a)
Roche shall use Commercially Reasonable Efforts to Handle Primary Eleven Patent Rights, without Roche taking into account the payment reductions under this Agreement that would occur if any such Patent Rights were not to exist or if any applicable Composition of Matter Claim were not to exist.

(b)
Should Roche decide that it does not desire to Handle a Primary Eleven Patent Right, it shall promptly advise Eleven thereof in writing in sufficient time as is reasonably needed for Eleven to not lose any rights with respect to such Primary Eleven Patent Right. Eleven may thereafter Handle the same at Eleven’s own cost, to the extent that Eleven desires to do so.

13.1.2	After Exercising Buy-out Option
After such time as Roche exercises a Buy-out Option, Roche may Handle all Primary Eleven Patent Rights (except those which Roche previously opted not to Handle under Section 13.1.1) at its own expense and discretion and without consultation with Eleven. Roche shall not be required to use Commercially Reasonable Efforts to Handle such Primary Eleven Patent Rights and shall not be required to advise Eleven if it desires to discontinue the Handling of a given Primary Eleven Patent Right or be required to allow Eleven to continue Handling. If Roche so requests, Eleven will, at Roche’s expense, assign to Roche all of Eleven’s ownership rights under such Primary Eleven Patent Rights designated by Roche that are owned by Eleven (such rights, upon assignment, the “Eleven Assigned Patent Rights”). Eleven shall provide copies of lab notebooks and inventor contact information as may be necessary for Roche to assume ownership responsibility for such Eleven Assigned Patent Rights.

13.2	Prosecution of Select Non-Prosecution Patent Rights
Eleven shall, at its own expense and discretion, Handle Non-Prosecution Patent Rights, except with respect to the Non-Prosecution Patent Rights listed in Appendix 13.2 (the “Select Non-Prosecution Patent Rights”), (i) Eleven will not claim any Eleven Compounds per se in the Select Non-Prosecution Patent Rights without the consent of Roche and (ii) Eleven will timely consult with Roche (unless Roche waives such right in writing) on the Handling of the Select Non-Prosecution Patent Rights so as to provide Roche with an opportunity to recommend any changes (which changes Eleven may not unreasonably refuse) that Roche reasonably believes are necessary to avoid damage to the Core Patent Rights listed in the Appendix 1.30 table headed “Improved IL-6 Antibodies” and patents and patent applications claiming priority from such Patent Right and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing; provided, however, that Eleven may abandon any Select Non-Prosecution Patent Right without consultation with or consent of Roche.

13.3	Patent Coordination Liaison
Where the Parties need to consult with or seek the assistance of each other on the Handling of Patent Rights, the Parties shall each nominate a patent liaison and shall adopt procedures for interacting on patent matters. Each Party shall reasonably cooperate and assist each other to effect the transfer of responsibility for such Handling of Patent Rights, and shall reasonably assist the other Party in such Handling where needed, including the execution of necessary authorizations and assignments and take such other actions as may be reasonably requested in the Handling of such Patent Rights.

13.4	Infringement
Each Party shall promptly provide written notice to the other Party during the Agreement Term of any

(i)
known infringement or suspected infringement by a Roche Group Third Party of any Valid Claim of the Primary Eleven Patent Rights through the unauthorized manufacture, use, sale or importation of a Licensed Compound or Licensed Product, or

(ii)
known or suspected unauthorized use or misappropriation by a Roche Group Third Party of any Eleven Know-How in the unauthorized manufacture, use, sale or importation of a Licensed Compound or Licensed Product by such Roche Group Third Party, and shall provide the other Party with all factual evidence in its possession supporting such infringement or unauthorized use or misappropriation.

Within sixty (60) days after Roche provides or receives such written notice or such shorter period of time as is reasonably necessary for Eleven to avoid loss of material enforcement rights or remedies (unless such shorter period is not possible under the circumstances) (“Decision Period”), Roche, in its sole discretion, shall decide whether or not to initiate a suit or action in the Territory regarding such infringement or unauthorized use or misappropriation and shall notify Eleven of its decision in writing (“Suit Notice”).

If Roche decides to bring a suit or take action, once Roche provides Suit Notice, Roche shall commence such suit or take such action. In the event that Roche (i) does not in writing advise Eleven within the Decision Period that Roche will commence suit or take action, or (ii) fails to commence suit or take action within a reasonable time after providing Suit Notice, Eleven shall thereafter have the right (subject to Roche’s written consent, which except for Eleven Assigned Patent Rights is not to be unreasonably withheld) to commence suit or take action and shall provide written notice to Roche of any such suit commenced or action taken by Eleven.

Upon written request, the Party bringing suit or taking action (“Initiating Party”) shall keep the other Party informed of the status of any such suit or action and shall provide the other Party with copies, to the extent the Initiating Party is lawfully permitted to do so, of all substantive documents or communications filed in such suit or action. The Initiating Party shall have the sole and exclusive right to select counsel for any such suit or action.

The Initiating Party shall, except as provided below, pay all expenses of the suit or action, including the Initiating Party’s attorneys’ fees and court costs (and such costs of the other Party if participating at the Initiating Party’s request). Unless otherwise agreed by the Parties, and subject to the Parties’ respective obligations under Article 15, all monies recovered upon the final judgment or settlement of any action described in this Section 13.4 shall be used as follows:
(a)    First, to reimburse the Initiating Party for its costs and, if any remains, to the other Party for any advisory counsel fees and costs not already reimbursed by the Initiating Party; and
(b)    Second,

(i)	if a member of the Roche Group is the Initiating Party,

(A)
any remaining amount that represents compensation for lost sales, a reasonable royalty or lost profits, shall be retained by or paid to the Initiating Party; provided, however, any such amount (after relevant adjustment to convert to Net Sales of Products) shall be subject to the royalty obligations set forth in Section 9.3; and

(B)	any remaining amount that represents additional damages (e.g., enhanced or punitive damages) shall be allocated to Roche; and

(ii)	if Eleven is the Initiating Party, the balance, if any, shall be allocated seventy five percent (75%) to the Initiating Party, and twenty five percent (25%) to the other Party.

If the Initiating Party believes it is reasonably necessary or desirable to obtain an effective remedy, upon written request the other Party agrees to be joined as a party to the suit or action but shall be under no obligation to participate except to the extent that such participation is required as the result of its being a named party to the suit or action, all of which shall be at the Initiating Party’s expense. At the Initiating Party’s written request, the other Party shall offer reasonable assistance to the Initiating Party in connection therewith at no charge to the Initiating Party except for reimbursement of reasonable out-of-pocket expenses incurred by the other Party in rendering such assistance. The other Party shall have the right to participate and be represented in any such suit or action by its own counsel at its own expense.

The Initiating Party may settle, consent to judgment or otherwise voluntarily dispose of the suit or action (“Settlement”) without the written consent of the other Party but only if such Settlement can be achieved without adversely affecting the other Party (including any of its Patent Rights). If a Settlement could materially adversely affect the other Party, then the written consent of the other Party would be required, which consent shall not be unreasonably withheld, however if the other Party is unable to timely respond, then such consent shall be deemed as granted.

For clarity, Roche shall be solely responsible, at its own expense and discretion, for responding to the infringement of any Eleven Assigned Patent Rights, and will receive all monies recovered upon the final judgment or settlement of any action taken by Roche in connection therewith. If a Settlement could materially adversely affect Eleven, then the written consent of Eleven would be required, which consent shall not be unreasonably withheld, however if Eleven is unable to timely respond, then such consent shall be deemed as granted. Eleven will reasonably assist Roche in any such actions, at Roche’s expense.

13.5	Defense
Subject to Article 15, if an action for infringement is commenced against either Party, its licensees or its sublicensees related to the discovery, development, manufacture, use or sale of a Product, then Roche shall have the right (but not the obligation) to defend such action at its own expense, and Eleven shall assist and cooperate with Roche, at Roche’s expense, to the extent necessary in the defense of such suit. Roche shall have the right to settle the suit or consent to an adverse judgment thereto, in its sole discretion, so long as such settlement or adverse judgment does not adversely affect the rights of Eleven. Roche shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by it with such Third Party.

13.6	Common Interest Disclosures
With regard to any information or opinions about intellectual property disclosed pursuant to this Agreement between the Parties, the Parties agree that, to the extent possible under Applicable Law, they have a common legal interest in (i) determining whether, and to what extent, Third Party intellectual property rights may affect Compounds or Products and (ii) defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to Compounds or Products. Accordingly, the Parties agree that, to the extent possible under Applicable Law, (i) all such relevant information or opinions obtained by Eleven and Roche from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of the Agreement; (ii) all such information and materials will be treated as protected by the attorney-client privilege, the work product privilege, the joint defense privilege, the common interest privilege, and any other privilege or immunity that may otherwise be applicable; (iii) by sharing any such information and materials, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and materials. Nothing in this Section 13.6 shall prevent either Roche or Eleven from claiming a common interest privilege in any other matter properly subject to that privilege. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

It is expressly understood that nothing contained in this Section 13.6 shall limit the right of either Party to disclose to anyone (or withhold disclosure from anyone) any of their own documents and information, as they see fit.

13.7	Biosimilar or interchangeable biological products
Notwithstanding anything herein to the contrary, within four (4) years after the approval of a Product that has been licensed in the US as a biological product under 42 USC §262(a), and as may be needed from time to time thereafter, upon request by Roche, the Parties shall consult as to potential strategies with respect to unexpired US Primary Eleven Patent Rights Controlled by Eleven that Cover the Product. Specifically, in anticipation of a receipt by the Product’s reference product sponsor (“Reference Product Sponsor”) of a biosimilar or interchangeable product application pursuant to the Biologics Price Competition and Innovation Act of 2009 (Public Law 111-148), the Parties will discuss the Reference Product Sponsor’s likely course of action with regard to US Primary Eleven Patent Rights in the procedural steps set forth under 42 USC §262(l), including a general plan for timely communication between the Parties in light of the statutory response deadlines.

13.8	Patent Term Extensions
The Parties shall use Commercially Reasonable Efforts to obtain all available patent term extensions, adjustments or restorations, or supplementary protection certificates (“SPCs”, and together with patent term extensions, adjustments and restorations, “Patent Term Extensions”) for Primary Eleven Patent Rights. Eleven shall execute such authorizations and other documents and take such other actions as may be reasonably requested by Roche to obtain such Patent Term Extensions, including designating Roche as its agent for such purpose as provided in 35 USC § 156. All filings for such Patent Term Extensions shall be made by Roche; provided, that in the event that Roche elects not to file for a Patent Term Extension for a Primary Eleven Patent Right, Roche shall (i) promptly inform Eleven of its intention not to file and (ii) grant Eleven the right to file for such Patent Term Extension. Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions. The Parties shall cooperate with each other in gaining patent term restorations, extensions or SPCs wherever applicable to such Primary Eleven Patent Rights.

13.9	Consent to File Patent Applications
Eleven hereby provides consent under Section 4(f) of the Material Transfer Agreement by and between the Parties effective November 18, 2015, as amended (the “MTA”).

14.	Representations and Warranties

14.1	Eleven Representations and Warranties
Eleven represents and warrants to Roche, in each case as of the Signature Date (except with respect to any such statement that is expressly made as of a specific date, which representation and warranty shall be as of such date):

14.1.1	Safety Data

(a)	Eleven has disclosed to Roche and, to the extent set forth in Section 5.2, will promptly disclose to Roche the results of all preclinical testing of Licensed Product in its Control.

(b)
Eleven has not conducted human clinical testing of any Licensed Product. In accordance with Section 5.2, Eleven will disclose to Roche all information in its Control concerning side effects, injury, toxicity or sensitivity reaction and incidents or severity thereof in humans with respect to Licensed Product.

14.1.2	Ownership of Patent Rights
Eleven is the exclusive owner of all right, title and interest in, or is the exclusive licensee of, the Eleven Base Patent Rights existing on the Signature Date. Appendix 1.30 and Appendix 13.2 collectively contain a complete and accurate list of all Patent Rights Controlled by Eleven as of the Signature Date that Cover Eleven Compounds. Between the Signature Date and the Effective Date, Eleven will have used Commercially Reasonable Efforts to prosecute or maintain the Core Patent Rights and has not granted and will not grant rights to any Third Party under the Eleven Base Patent Rights that conflict with the rights granted to Roche hereunder.

14.1.3	Third Party Eleven IP
To the knowledge of Eleven, the Third Party Eleven IP does not Cover or relate to Compounds or Products, and the scope of the Third Party Eleven IP does not overlap with the Eleven Base Patent Rights.

14.1.4	Inventors
Eleven warrants that the inventors of the inventions disclosed or claimed in Eleven Patent Rights have transferred to Eleven full ownership of the Patent Rights licensed under this Agreement.

14.1.5	Grants
To the best of Eleven’s knowledge and belief, Eleven has the lawful right to grant Roche and its Affiliates the rights and licenses described in this Agreement, assuming that no filing is required under the Hart Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”).

14.1.6	Authorization
The execution, delivery and performance of this Agreement by Eleven and all instruments and documents to be delivered by Eleven hereunder, subject, in each case, to the receipt of the Required Company Stockholder Vote and assuming that no filing is required under the HSR Act: (i) are within the corporate power of Eleven; (ii)  have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of incorporation of Eleven; (iv) to the knowledge of Eleven, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Eleven is a party or by which Eleven or any of its property is bound; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than filings of reports, schedules or materials with the Securities and Exchange Commission or pursuant to any applicable state securities laws and filings with Regulatory Authorities with respect to Products), except, in the case of clauses (iv), (v) and (vi), for any such violations, and for any filings, registrations or consents not obtained or made, that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition of Eleven or on the ability of Eleven to perform its obligations hereunder.

14.1.7	Validity of Patent Rights
Eleven is not in possession of information that Eleven reasonably believes could render invalid or unenforceable any claims that are in any of the Primary Eleven Patent Rights existing on the Signature Date. Eleven has no knowledge of any inventorship disputes concerning any Eleven Patent Rights.

14.1.8	Ownership and Validity of Know-How
The Eleven Know-How is legitimately in the possession of Eleven and has not been misappropriated from any Third Party. Eleven has taken reasonable measures to protect the confidentiality of the Eleven Know-How.

14.1.9	No Claims
There are no claims or investigations, pending or, to Eleven’s knowledge, threatened against Eleven, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement that would materially and adversely affect Eleven’s ability to perform its obligations hereunder.

14.1.10	Scope of License
On the Signature Date and Effective Date, Eleven has not granted any rights to another entity that would reduce the scope of the license to Roche contemplated by this Agreement.

14.2	Roche Representations and Warranties
Roche represents and warrants to Eleven, in each case as of the Signature Date (except with respect to any such statement that is expressly made as of a specific date, which representation and warranty shall be as of such date):

14.2.1	Authorization
The execution, delivery and performance of this Agreement by Roche and all instruments and documents to be delivered by Roche hereunder: (i) are within the corporate power of Roche; (ii) have been duly authorized by all necessary or proper corporate action; (iii) are not in contravention of any provision of the certificate of formation or limited liability company agreement of Roche; (iv) to the knowledge of Roche, will not violate any law or regulation or any order or decree of any court of governmental instrumentality; (v) will not violate the terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Roche is a party or by which Roche or any of its property is bound; and (vi) do not require any filing or registration with, or the consent or approval of, any governmental body, agency, authority or any other person, which has not been made or obtained previously (other than filings with the Securities and Exchange Commission or pursuant to any applicable state securities laws and filings with Regulatory Authorities with respect to Products), except, in the case of clauses (iv), (v) and (vi), for any such violations, and for any filings, registrations or consents not obtained or made, that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the financial condition of Roche or on the ability of Roche to perform its obligations hereunder.

14.2.2	No Claims
There are no claims or investigations, pending or, to Roche’s knowledge, threatened against Roche, at law or in equity, or before or by any governmental authority relating to the matters contemplated under this Agreement that would materially adversely affect Roche’s ability to perform its obligations hereunder.

14.3	No Other Representations
EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE FOREGOING REPRESENTATIONS AND WARRANTIES ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES, EXPRESS, STATUTORY OR IMPLIED AND WHETHER WRITTEN OR ORAL RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF PRODUCTS OR NON-INFRINGEMENT. ROCHE HAS RELIED SOLELY UPON ITS OWN INVESTIGATION AND ANALYSIS AND THE REPRESENTATIONS AND WARRANTIES OF ELEVEN EXPRESSLY SET FORTH IN THIS AGREEMENT.

15.	Indemnification

15.1	Indemnification by Roche
Roche shall indemnify, hold harmless and defend Eleven and its directors, officers, employees and agents (collectively, “Eleven Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Eleven becomes legally obligated to pay, because of a claim by a Roche Group Third Party, to the extent resulting from the breach of the Agreement by Roche or activities related to the Licensed Product (e.g., product liability claims) conducted by or on behalf of a member of the Roche Group (other than by Eleven Indemnitees), except to the extent such losses, expenses, costs and amounts are due to the breach of the Agreement by Eleven or the gross negligence or willful misconduct or failure to act of Eleven Indemnitees.

15.2	Indemnification by Eleven
Eleven shall indemnify, hold harmless and defend Roche and its directors, officers, employees and agents (collectively, “Roche Indemnitees”) from and against any and all losses, expenses, cost of defense (including without limitation attorneys' fees, witness fees, damages, judgments, fines and amounts paid in settlement) and any amounts Roche becomes legally obligated to pay, because of a claim by a Roche Group Third Party, to the extent resulting from the breach of the Agreement by Eleven or activities related to the Licensed Product (e.g., product liability claims) conducted by or on behalf of Eleven (other than by Roche Indemnitees or any member of the Roche Group), except to the extent such losses, expenses, costs and amounts are due to the breach of the Agreement by Roche or the gross negligence or willful misconduct or failure to act of Roche Indemnitees or any member of the Roche Group.

15.3	Procedure
In the event of a claim by a Roche Group Third Party against a Party entitled to indemnification under this Agreement ("Indemnified Party"), the Indemnified Party shall promptly notify the other Party ("Indemnifying Party") in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim and its settlement. The Indemnified Party shall cooperate with the Indemnifying Party and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party otherwise agrees in writing.

16.	Liability

16.1	Limitation of Liability

(a)
Subject to Article 3, neither Party shall be liable to the other Party as a result of failure or delay to develop or commercialize the Licensed Compound or the Licensed Product, as applicable, including but not limited to, a) a delay in timelines, or b) delay or failure to recruit patients, or c) a change in its respective study protocols, or d) failure of the other Party to obtain Regulatory Approval for the Licensed Compound or the Licensed Product, as applicable.

(b)
EXCEPT FOR INDEMNIFICATION UNDER ARTICLE 15, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES, OR LOST PROFITS, IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER REGARDLESS OF THE FORM OF ACTION THROUGH WHICH ANY OF THE FOREGOING ARE SOUGHT.

16.2	Coordination

Roche Basel and Roche US shall coordinate the exercise of Roche’s rights under this Agreement. Roche Basel and Roche US shall be jointly and severally liable for Roche’s obligations under this Agreement.

17.	Obligation Not to Disclose Confidential Information

17.1	Non-Use and Non-Disclosure
During the Agreement Term and for five (5) years thereafter, a Receiving Party shall (and shall require its Affiliates to) (i) treat Confidential Information provided by Disclosing Party as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Confidential Information to Third Parties, without the Disclosing Party’s prior written consent, and (iii) not use such Confidential Information other than for fulfilling its obligations or exercising its rights under this Agreement.

17.2	Permitted Disclosure
Notwithstanding the obligation of non-use and non-disclosure set forth in Section 17.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, patent rights, publications, and certain commercial considerations.

17.3	Press Releases

(a)
The Parties may issue solely or jointly the press releases announcing the existence and selected key terms of this Agreement, in a form substantially similar to the templates attached as Appendix 17.3.

(b)
Eleven shall only issue other press releases related to the activities contemplated by this Agreement that either (i) have been approved by Roche or (ii) are required to be issued by Eleven as a matter of law based on advice of legal counsel. In all such circumstances, Eleven shall provide Roche with a draft press release at least two (2) weeks prior to its intended publication for Roche's review. During such period, Roche shall (i) approve the draft press release and permit Eleven to issue the press release, (ii) contact Eleven to discuss modification to the draft press release, or (iii) contact Eleven and disapprove the press release. If Roche asks for modification, then Eleven shall either make such modification or work with Roche to arrive at a press release that Roche approves.

(c)
Notwithstanding anything else to the contrary in this Agreement, Eleven may issue press releases or announcements, make filings or submissions or otherwise publicly disclose information regarding this Agreement and the transactions contemplated hereby without the prior written consent of Roche to the extent required by Applicable Law or the rules or regulations of any applicable U.S. or non-U.S. securities exchange or regulatory governmental body to which it is subject to or submits to, including any disclosures contained in proxy or other similar materials issued in connection with the Stockholder Voting Proposal; provided, however, the issuance by Eleven of any such press release without following the procedures of Section 17.3(b) must be based on advice of legal counsel that the release was required to be issued by Eleven as a matter of law. Notwithstanding the foregoing, in all such cases Eleven shall use Commercially Reasonable

Efforts to provide Roche an advance draft press release, announcement, filing or submission as applicable as soon as reasonably practicable and consider in good faith Roche’s reasonable and timely comments prior to publicly issuing its final version.

(d)
To the extent the content of any press release or other announcement has been made in accordance with this Section 17.3 or with Section 17.4, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other announcement.

(e)
To ensure communication alignment, responses (if any) to inquiries by media or other Third Parties (other than inquiries by any governmental authority, body, agency or other instrumentality) after issuance of a permitted press release by Eleven (solely or jointly with Roche) shall consist solely of the press release language or shall follow the response guidelines that may be mutually developed by the Parties.

17.4	Commercial Considerations

(a)
After the Effective Date, nothing in this Agreement shall prevent Roche or its Affiliates from disclosing Confidential Information of Eleven to (i) governmental agencies to the extent required or desirable to secure government approval for the development, manufacture or sale of Product in the Territory, (ii) Third Parties acting on behalf of Roche, to the extent reasonably necessary for the development, manufacture or sale of Product in the Territory, or (iii) Third Parties to the extent reasonably necessary to market the Product in the Territory.

(b)	Either Party may disclose this Agreement to actual or potential licensees, sublicensees, acquirers or investors under terms of confidentiality no less stringent than in this Agreement.

(c)
The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that such Confidential Information is required to be disclosed by the Receiving Party to comply with Applicable Law, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party, if possible, and, to the extent practicable, takes reasonable and lawful actions to minimize the degree of such disclosure.

(d)
The Parties acknowledge that either or both Parties may be obligated to make one or more filings (including to file a copy of this Agreement) with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority. Each Party will be entitled to make such a required filing, provided that it will (i) submit in connection with such filing a copy of this Agreement in a form mutually agreed by the Parties in advance or, if despite the commercially reasonable efforts of Eleven a form mutually agreed by the Parties cannot be agreed in advance, redacted to the extent permitted by Applicable Law (the “Redacted Agreement”), (ii) request, and use commercially reasonable efforts consistent with Applicable Laws to obtain, confidential treatment of all terms redacted from this Agreement, as reflected in the Redacted Agreement, for a period of at least ten (10) years, (iii) to the extent consistent with Applicable Law, promptly deliver to the other Party any written correspondence received by it or its representatives from the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request and promptly advise the other Party of any other material communications between it or its representatives with the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority with respect to such confidential treatment request, (iv) upon the written request of the other Party, if legally justifiable, request an appropriate extension of the term of the confidential treatment period, and (v) if the U.S. Securities and Exchange Commission (or equivalent foreign agency) or a governmental authority requests any changes to the redactions set forth in the Redacted Agreement, use commercially reasonable efforts consistent with Applicable Laws to support the redactions in the Redacted Agreement as originally filed and not agree to any changes to the Redacted Agreement without, to the extent practical, first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes (provided that a Party will only be required to make such efforts to support such redactions once). For clarity, following a request from a governmental authority to change the redactions requested by a Party, a Party will not be required pursuant to the provisions of this Section 17.4(d) to again request the redactions rejected by the applicable governmental authority. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration or notification.

18.	Agreement Expiration and Termination

18.1	Commencement and Expiration
This Agreement shall commence upon the date hereof (except for Sections 2.2 and 2.3, Articles 3-15 (except for Sections 9.5 and 14.3, which shall be effective as of the Signature Date) and Sections 18.2.1-18.2.4, 18.3, 18.4, 21.5 and 21.12 which shall commence as of the Effective Date, and except for such other provisions of this Agreement which expressly commence as of a specific date, which shall commence as of such date) and, unless earlier terminated under Section 18.2, shall expire on the Expiration Date.

18.2	Termination

18.2.1	Termination for Material Breach After the Effective Date
After the Effective Date, a Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety or on a country-by-country basis in the event the other Party (“Breaching Party”) is in breach of any of its material obligations under this Agreement. The non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the countries in which the Non-Breaching Party intends to have this Agreement terminate. The Breaching Party shall have a period of ninety (90) days after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach occurred or has been cured, it will so notify the Non-Breaching Party, and the expiration of the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Sections 21.2 or 21.3. Upon a determination of breach or failure to cure, the Breaching Party may have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then absent withdrawal of the Non-Breaching Party’s request for termination, this Agreement shall terminate in its entirety or such identified countries effective as of the expiration of the Peremptory Notice Period.

18.2.2	Termination by Roche without Cause After the Effective Date
After the Effective Date, Roche shall have the right to terminate this Agreement at any time as a whole or on a Product-by-Product or country-by-country basis upon ninety (90) days prior written notice before First Commercial Sale in the Territory or upon one hundred eighty (180) days prior written notice after the First Commercial Sale in the Territory. The effective date of termination under this Section 18.2.2 shall be the date ninety (90) days (or one hundred eighty (180) days as the case may be) after Roche provides such written notice to Eleven.

18.2.3	Termination by Eleven for Development Discontinuation After the Effective Date
After the Effective Date, Eleven shall have the right to terminate this Agreement upon written notice if, prior to the first BLA Filing for a Licensed Product, the Roche Group has discontinued material development of all Licensed Products for the previous twelve (12) consecutive months, and such discontinuations were not due to events outside of the reasonable control of the Roche Group (including actions taken by Regulatory Authorities, or any Third Party litigation relating to the safety of a Licensed Product).

18.2.4	Termination for Eleven Debarment
After the Effective Date, Roche shall have the right to terminate this Agreement upon written notice for Eleven’s debarment in accordance with Section 21.5.

18.2.5	Termination by a Party Prior to the Effective Date

(a)
Eleven will inform Roche of the date of the Company Meeting at which a vote of the Stockholder Voting Proposal is to be taken. Eleven will inform Roche of the results of the Company Meeting at which a vote on the Stockholder Voting Proposal was taken within one (1) Business Day of such meeting. Eleven will inform Roche within one (1) Business Day of a decision by the Board of Directors of Eleven to approve or recommend to the stockholders any Alternative Transaction from a Qualified Person.

(b)
Prior to the Effective Date, if, at the Company Meeting at which a vote on the Stockholder Voting Proposal is taken, the Required Company Stockholder Vote in favor of the Stockholder Voting Proposal is not obtained, this Agreement shall automatically terminate as of the date of such Company Meeting at which such vote on the Stockholder Voting Proposal was taken.

(c)
Prior to the Effective Date, Roche shall have the right to terminate this Agreement upon written notice if the Company Meeting at which a vote on the Stockholder Voting Proposal is taken does not occur on or prior to the seventy-fifth (75th) day following the Signature Date.

(d)
Prior to the Effective Date, either Party shall have the right to terminate this Agreement upon written notice if the Board of Directors of Eleven shall have approved or recommended to the stockholders any Alternative Transaction from a Qualified Person.

18.3	Consequences of Termination
This Section 18.3 only applies to termination under Section 18.2.1-18.2.4.

18.3.1	Termination for Eleven Breach or Debarment
Upon any termination by Roche under Section 18.2.1 (material breach by Eleven) or 18.2.4 (Eleven debarment), the rights and licenses granted by Eleven to Roche under this Agreement shall terminate in their entirety or on a country-by-country and Product-by-Product basis, as applicable, on the effective date of termination. In the event of a material breach by Eleven or Eleven’s debarment, if the Roche Group elects not to terminate this Agreement, Roche shall be entitled to seek remedies, including but not limited to damages and reduction of payment obligations in Article 9, subject to the terms and conditions of this Agreement.

18.3.2	Roche Activated Termination
Upon any Roche Activated Termination, the rights and licenses granted by Eleven to Roche under this Agreement shall terminate in their entirety or on a country-by-country and Product-by-Product basis, as applicable, on the effective date of termination. The Continuation Election Evaluation Process corresponding to an Involuntary Termination shall begin on the effective date of termination; the Continuation Election Evaluation Process corresponding to a Voluntary Termination shall begin on the date Roche provides its notice of termination to Eleven (each such date, a “CEEP Start Date”).

During the Continuation Election Evaluation Process, Roche shall continue activities, including preparatory activities, ongoing as of the CEEP Start Date with respect to the relevant Returnable Product(s). However, Roche shall not be obliged to initiate any new activities not ongoing as of the CEEP Start Date except as expressly set forth herein and except that Roche shall initiate such new activities at Eleven’s reasonable written request and expense. Where possible the Alliance Directors will cooperate with each other to facilitate meeting Eleven’s reasonable requests for information and continuation of activities reasonably needed for Eleven’s bona fide intention to continue development of the Returnable Product(s) while minimizing Roche’s investment in labor and expenses during the Continuation Election Evaluation Process.

Within ten (10) days after the CEEP Start Date, Roche shall have the opportunity (but not the obligation) to provide Eleven with either such information as Roche would like Eleven to consider or a notification waiving the right to provide such information. Within twenty (20) days after the CEEP Start Date, Eleven shall communicate to Roche either (x) a non-binding statement of continued interest in developing the specified Returnable Product(s) or (y) a binding waiver of Eleven’s right to submit a Continuation Election Notice. If Eleven elects to communicate the latter or fails to communicate with Roche, then

Eleven shall have been deemed to have not provided a timely Continuation Election Notice and Section 18.3.4.1 shall apply. If Eleven elects to communicate the former, Roche shall promptly populate a secure data room with such material information pertaining to the applicable Roche Group’s development, manufacturing and commercialization activities for such Returnable Product(s) as is reasonably necessary for Eleven to make an informed decision as to whether to submit a Continuation Election Notice, which data room shall be fully populated and opened for Eleven’s access no later than thirty (30) days after Eleven’s communication of a non-binding indication of interest under clause (x) above. Roche shall make the relevant personnel available for Eleven’s reasonable follow-up questions and requests pertaining to such information, and Roche shall disclose such additional materials as are reasonably necessary to respond to Eleven’s requests. Notwithstanding anything in this Section, such data room and personnel follow-up is not intended to provide Eleven with a similar scope of information or follow-up as would be required and commensurate with types of investment and diligence commitment Roche has made to Eleven under this Agreement, nor is it a substitute for Roche Transfer Activities that are reimbursed in accordance with Section 18.3.4.3(d); rather it is intended to be a process to minimize Roche’s continuation activity costs where not required; provided, however, that the data provided in the data room must be adequate for Eleven to make a reasonably informed decision regarding the Continuation Election Notice. If Eleven desires to continue development or commercialization of Returnable Product(s), Eleven shall give a Continuation Election Notice to Roche within forty (40) days after the data room is reasonably populated and open for Eleven’s access; if during such forty (40) day period, Eleven does not have a bona fide interest in pursuing development, Eleven shall promptly notify Roche.

After Roche’s receipt of a timely Continuation Election Notice from Eleven, to the extent reasonably requested by Eleven with respect to the Returnable Product(s) specified in such Continuation Election Notice:

a)
Roche shall, and shall ensure that its Affiliates shall, (and, to the extent Roche or any of its Affiliates has the right to do so and to the extent such sublicensees do not take a direct license in accordance with Section 18.3.3, shall require the other members of the Roche Group to,) promptly transfer to Eleven all regulatory filings and approvals, all final pre-clinical and clinical study reports and clinical study protocols, and all data, including clinical data, in their possession and control related to Returnable Product(s) necessary for Eleven to continue to develop and commercialize the Returnable Product(s). All data shall be transferred in the form and format in which it is maintained by the relevant member of the Roche Group. Original paper copies shall only be transferred, if legally required. Roche shall not be required to prepare or finalize any new data, reports or information solely for purposes of transfer to Eleven.

b)
Roche shall, and shall ensure that its Affiliates shall, (and, to the extent Roche or any of its Affiliates has the right to do so and to the extent such sublicensees do not take a direct license in accordance with Section 18.3.3, shall require the other members of the Roche Group to,) make reasonable efforts to promptly assign all clinical trial agreements, to the extent such agreements have not been cancelled, are assignable without subjecting Roche to any material liability and are assignable without Roche paying any consideration (unless Eleven agrees to pay such consideration) or commencing litigation in order to effect an assignment of any such agreement.

c)	Eleven shall, upon such transfer, have the right to disclose such filings, approvals and data to (i) governmental agencies of the country to the extent required or desirable to secure government approval for the development, manufacture or sale of Returnable Product(s) in the country; (ii) Third Parties acting on behalf of Eleven, its Affiliates or licensees, to the extent reasonably necessary solely for the development, manufacture, or sale of Returnable Product(s) in the country, or (iii) Third Parties to the extent reasonably necessary to market Returnable Product(s) in the country.

d)
In exchange for Roche’s transfer of such items that were not originally provided from Eleven to Roche under this Agreement (i.e., created or developed by or on behalf of Roche), Eleven shall pay Roche a royalty on all net sales (as determined by reasonable accounting methods) of such Returnable Product(s) by Eleven, its Affiliates or licensees or sublicensees to which Eleven has licensed or sublicensed rights other than through a Compulsory Sublicense, mutatis mutandis, for such Returnable Product(s) (other than licensees that have a direct license in accordance with Section 18.3.3), with the royalty rate as follows:

Status of Returnable Product at time of termination	Royalty rate
Phase II Study Initiated	2%
Phase III Study Initiated	5%
First Commercial Sale in US or anywhere in the EU	10%

Such royalties shall be paid on a Returnable Product-by-Returnable Product and country-by-country basis commencing on the first commercial sale of the Returnable Product in such country by Eleven, or any of its Affiliates or any of such of its licensees or sublicensees (other than an entity that is or was a member of the Roche Group) and ending ten (10) years after the first commercial sale of the Returnable Product in such country by any entity (including a member of the Roche Group). Royalties may be reduced upon entry of a biosimilar product in accordance with the reduction structure set forth in Section 9.3.5, and with respect to any other reductions described in Sections 9.3.3, 9.3.4 and 9.3.6, as if applied to Eleven, its Affiliates and licensees or sublicensees in lieu of the Roche Group. Such payments shall be subject to the reporting and auditing obligations comparable to those set forth in this Agreement, except with Eleven as the licensee instead of Roche.

e)
In connection with such transfer, and in all cases subject to Section 18.3.4.3, Eleven shall have a non-exclusive license, sublicensable through multiple tiers, under the Roche Patent Rights and Roche Know-How, solely to the extent necessary to allow Eleven, its Affiliates or licensees or sublicensees to register, have registered, develop, manufacture, have manufactured, use, offer to sell, sell, promote, export and import the Base Returnable Product associated with each applicable Returnable Product specified in such Continuation Election Notice and all associated applicable Modified Returnable Product(s) for such Base Returnable Product in the applicable country(ies), with the proviso that

(i)	with respect to Early Returnable Products, unless Roche specifically agrees to the contrary, such license shall not extend to Proprietary Manufacturing IP for Early Returnable Products;

(ii)
with respect to Returnable Products other than Early Returnable Products, such license does not apply to Proprietary Manufacturing IP for so long as Roche elects to manufacture and supply such Returnable Product under Section 18.3.4.2(c), and if Roche transfers the process to one or more Third Party CMOs acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche in accordance with Section 18.3.4.2(c), such license of

Proprietary Manufacturing IP shall not extend to Eleven and will instead be limited to such Third Party CMO(s) for the sole purpose of manufacturing such Returnable Products on behalf of Eleven, Eleven’s Affiliates or Eleven’s licenses or sublicensees.
Eleven shall ensure that all of the applicable terms and conditions of this Agreement shall apply to its Affiliates and licensees and sublicensees to the same extent as they apply to Eleven for all purposes, and Eleven assumes full responsibility for the performance of all obligations and observances of all terms so imposed on such Affiliates, licensees and sublicensees. Eleven shall provide Roche a copy of any such agreements with licensees and sublicensees which may be redacted to exclude financial terms and confidential information of Eleven or the licensee or sublicensee. For clarity, the licenses under this Section 18.3.2(e) shall not include any licenses that Roche has with a Third Party for which such grant would be prohibited or under which a member of the Roche Group would incur liability or financial obligations (unless Eleven agrees to pay such financial obligations) to such Third Party.

f)
If requested by Eleven in writing, and solely to the extent Roche is able to do so truthfully, Roche will represent and warrant to Eleven that, as of the effective date of the termination, Roche and its Affiliates have not been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program in a manner that would materially impact the Returnable Products.

18.3.3	Direct License
Irrespective of anything to the contrary in this Agreement, any existing, permitted sublicense granted directly by Roche under Section 2.3.2 of this Agreement (and any further sublicenses thereunder) to any Third Party shall, upon the written request of Roche, remain in full force and effect to the extent that Roche had complied with its obligations under Section 2.3.2 with respect thereto, provided that (i) each such Sublicensee and any further sublicensees are not then in breach of its sublicense agreement (and, in the case of termination by Eleven for material breach by Roche, that neither such Sublicensee nor any further sublicensees caused the material breach that gave rise to the termination by Eleven); (ii) each such direct Sublicensee agrees to be bound to Eleven under all the terms and conditions of such sublicense agreement; and (iii) Eleven is provided with a true and complete copy of such sublicense agreement.

18.3.4	Other Obligations Applicable for Roche Activated Terminations

18.3.4.1	Obligations Related to Ongoing Activities

(a)
If Eleven does not provide timely a Continuation Election Notice, then Roche (i) shall have the right to cancel all ongoing obligations with Third Parties with respect to any terminated Returnable Product under this Agreement and (ii) shall be permitted to complete, and be solely responsibility for, all non-cancellable obligations with Third Parties with respect to any terminated Returnable Product, but only at its own expense.

(b)
If Eleven provides such timely Continuation Election Notice, then from the date of notice of termination until (i) the effective date of termination (in the event of a Voluntary Termination) and (ii) four (4) months after the effective date of termination (in the event of an Involuntary Termination), Roche shall continue activities, including preparatory activities, ongoing as of the date of notice of termination with respect to the relevant Returnable Products, at Roche’s expense. However, Roche shall not be obliged to initiate any new activities not ongoing at the date of notice of termination except as expressly set forth herein.

(c)
After the effective date of termination, Roche shall have no obligation to perform or complete any activities or to make any payments for performing or completing any activities under this Agreement, except as expressly stated herein.

In addition to the foregoing, upon the request of Eleven, Roche shall, and shall ensure that its Affiliates shall, and, to the extent Roche or any of its Affiliates has the right to do so, shall require the other members of the Roche Group to, complete, or promptly transition to Eleven or its designee, any Clinical Studies related to the Returnable Product(s) that are being conducted under any of their INDs for the Returnable Product(s) and are ongoing as of the effective date of termination; provided, however, that

(i)	both Eleven and Roche in their reasonable judgment have concluded that completing any such Clinical Studies does not present an unreasonable risk to patient safety;

(ii)	Roche shall have no obligation to recruit or enroll any additional patients after the effective date of termination; and

(iii)
Subject to Section 18.3.4.1(b), Eleven agrees to reimburse Roche for all of its reasonable development costs that arise after the effective date of termination in completing or transitioning such Clinical Studies.

18.3.4.2	Obligations Related to Manufacturing

a)	Clinical Supplies
If Eleven elects to develop the Returnable Product(s), Roche shall, at Eleven’s request, transfer (i) all existing and available clinical material to Eleven at a price of Roche’s fully burdened manufacturing cost and (ii) as part of the Roche Transfer Activities of Section 18.3.2, all existing documentation as to the quality of such clinical material that is reasonably required for further development activities. Roche shall have no obligation to perform any additional activities concerning the clinical supplies (e.g., retesting, analyses). Upon request, Roche shall notify Eleven of any issues concerning such materials that to Roche’s knowledge might reasonably subject Eleven to liability through use of such materials, and Eleven may thereafter elect not to receive such materials. Eleven shall assume all liability for the use of such transferred material.

b)	Commercial Supplies
If a Returnable Product is marketed in any country of Territory on the date of the notice of termination of this Agreement, upon the request of Eleven, Roche shall manufacture and supply such Returnable Product to Eleven for a period of eighteen (18) months from the effective date of the termination of this Agreement (unless such obligation is earlier terminated by Eleven) at a price of one hundred twenty-five percent (125%) of Roche’s fully burdened manufacturing cost. Eleven shall use Commercially Reasonable Efforts to take over the manufacturing as soon as possible after the effective date of termination.

c)	Option of Roche
Irrespective of the foregoing, Roche shall not be required to provide Proprietary Manufacturing IP with respect to Early Returnable Products. Roche will continue to supply Eleven with Returnable Products other than Early Returnable Products at a price of one hundred twenty-five percent (125%) of Roche’s fully burdened manufacturing cost for a period, at Roche’s election, of either (i) indefinitely (in which case the Parties will promptly and in good faith negotiate the non-financial terms of applicable supply and quality agreements, and Roche shall make good faith efforts to supply Eleven with such Returnable Products during such negotiation period) or (ii) until such time as Roche transfers the process to a Third Party CMO acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche. If Roche elects to transfer the process to a Third Party CMO and Eleven requests an additional CMO be utilized (for reasons such as second source manufacturing, competitive pricing), Roche will make good faith efforts to accommodate such request and transfer the process to a second Third Party CMO acceptable to Roche under conditions of confidentiality and non-use acceptable to Roche.

18.3.4.3	Limitations on Grant-Backs; Transfer Expenses
For purposes of clarity, irrespective of anything to the contrary in this Agreement:

a)
All transfers and licenses from Roche to Eleven or other obligations of Roche under Section 18.3 are solely with respect to Returnable Product(s) that are not Combination Product(s). Such transfers, licenses and obligations do not extend to

(i)	other therapeutically active ingredients or therapeutically active products, even if physically mixed, combined or packaged together with a Returnable Product, or

(ii)
with respect to Pre-Commercialized Returnable Products, delivery technologies that are proprietary to Roche (through ownership or license) (with the proviso that if Eleven would be unable to use any alternative delivery technology to commercialize such Pre-Commercialized Returnable Product, Roche will in good faith consider making such delivery technologies available to Eleven), even if a Returnable Product is intended (according to the investigation plan, proposed labeling or actual labeling, as applicable) for use with such other therapeutically active ingredients, therapeutically active products, or delivery technologies.

b)
In connection with research studies, clinical trials or other activities associated with the development and commercialization of Returnable Products, Roche or other members of the Roche Group may have collected human samples and patient information that may contain personal identifiable information (“Samples and PI Information”). Legal and contractual restrictions may apply to such Samples and PI Information. Eleven acknowledges and accepts that, where Roche in good faith has reasonable concerns that Applicable Law or insufficient patient consent would prohibit the transfer of such Samples and PI Information or subject Roche to liability because of such transfer and subsequent use by Eleven, then Roche shall not be obliged to transfer such Samples and PI Information to Eleven.

c)	Nothing in this Agreement shall be construed as granting Eleven any license under the Excluded Roche Patent Rights.

d)
If Eleven issues a Continuation Election Notice, then Eleven shall reimburse Roche for all reasonable out-of-pocket costs and expenses (including FTE charges) incurred by or on behalf of Roche for transfer activities from Roche to Eleven under Section 18.3.2 (including costs associated with locating, assembling and populating information into the data room) (“Roche Transfer Activities”) within thirty (30) days after receipt of an invoice, with an invoice to be provided no more than once per Calendar Quarter; however transfer activities corresponding to the return of material remains, data, reports, records, documents, regulatory filings and Regulatory Approvals originally provided by Eleven to Roche no less than three (3) years prior to the effective date of termination (“Eleven-Originated Transfer Activities”) shall be returned to Eleven free of charge. If the Agreement was terminated due to a Voluntary Termination and Eleven desires Roche Transfer Activities other than Eleven-Originated Transfer Activities, Eleven shall make a payment to Roche of Two Hundred Fifty Thousand US Dollars (US$ 250,000) (“Minimum Transfer Payment”) within thirty (30) days after receipt of an invoice. The Minimum Transfer Payment shall be non-refundable, but shall be fully creditable against Eleven’s reimbursement for the Roche Transfer Activities and payments under Section 18.3.2(d). Roche shall be under no obligation to provide Roche Transfer Activities (beyond the Eleven-Originated Transfer Activities) prior to receipt of the Minimum Transfer Payment, if applicable.

18.4	Royalty and Payment Obligations
Expiration or termination of this Agreement shall not release Roche from any obligation to pay royalties or make any payments to Eleven that are earned but not yet paid prior to the Expiration Date or effective date of termination, including milestone payments on events, and royalties on Sales, that occur prior to the Expiration Date or effective date of termination. Expiration of this Agreement as a result of Roche exercising a Buy-out Option shall not release Roche from the obligation to pay the fee associated with such Buy-out Option under Section 9.4. Except as set forth in this Section 18.4, termination of this Agreement by a Party, for any reason, will release Roche from any obligation to pay royalties or make any payments to Eleven under Sections 9.2 or 9.3 that would otherwise become payable on or after the effective date of termination (including, for clarity, any milestone payments on events, or royalties on Sales, that occur after the effective date of termination, but not prior to the effective date of termination).

18.5	Survival
To the extent then in effect as set forth in Section 18.1, Article 1 (Definitions, to the extent necessary to interpret this Agreement), Section 9.5 (Disclosure of Payments), Article 10 (Accounting and Reporting) (solely as applicable to amounts described in Section 18.4), Article 12 (Auditing), Section 14.3 (No Other Representations), Article 15 (Indemnification), Article 16 (Liability), Article 17 (Obligation Not to Disclose Confidential Information), Article 18 (Agreement Expiration and Termination) and Article 21 (Miscellaneous) (except for Sections 21.4(a)-(c) (Assignment and Change of Control)) shall survive any expiration or termination of this Agreement for any reason. If Roche exercises a Buy-out Option, Section 9.4 (Buy-out Options), Article 13 (Intellectual Property) and Article 20 (Bankruptcy) shall also survive.

19.	Solicitation

Except as otherwise set forth in Article 17 and in this Article 19, until the earlier of the Effective Date and the termination of this Agreement in accordance with Section 18.2.5, Eleven shall not, and shall use its reasonable best efforts to cause its officers, directors, employees, investment bankers, attorneys or other agents or advisors (collectively, “Representatives”) not to, directly or indirectly:

(a)	solicit, initiate or knowingly facilitate or knowingly encourage the submission of any proposal or offer from any Third Party for an Alternative Transaction;

(b)
enter into or participate in any discussions or negotiations with, furnish any non-public information relating to the IL-6 program to, or afford access to the business, properties, assets, books or records of the IL-6 program to, any Third Party that, to Eleven’s knowledge, is seeking to make, or has made, any proposal or offer for an Alternative Transaction, in each case relating to or in connection with an Alternative Transaction; or

(c)	enter into any agreement with any person or entity (other than Roche) for an Alternative Transaction.

Notwithstanding the foregoing, Eleven may: (i) furnish non-public information relating to, and afford access to the business, properties, assets, books or records of, the IL-6 program to any Qualified Person (and the Representatives of any such Qualified Person), pursuant to a confidentiality agreement not materially less restrictive of the other party than the confidentiality obligations applicable to Roche pursuant to the NDA; (ii) engage in discussions or negotiations (including solicitation of revised proposals with respect to an Alternative Transaction) with any Qualified Person (and the representatives of such Qualified Person) with respect to a potential Alternative Transaction; (iii) amend or grant a waiver or release under, any standstill or similar agreement with respect to any capital stock of Eleven with any Qualified Person; or (iv) enter into an agreement with a Qualified Person with respect to an Alternative Transaction.

20.	Bankruptcy
All licenses (and to the extent applicable rights) granted under or pursuant to this Agreement by Eleven to Roche are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, US Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Unless Roche elects to terminate this Agreement, the Parties agree that Roche, as a licensee or sublicensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, subject to the continued performance of its obligations under this Agreement.

21.	Miscellaneous

21.1	Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, US, without reference to its conflict of laws principles.

21.2	Disputes
After the Effective Date, unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or the Party’s designee, for good faith negotiations attempting to resolve the dispute. The designated executive officers are as follows:
For Eleven:    CEO
For Roche:    Head of Roche Partnering

21.3	Jurisdiction; Arbitration
Prior to the Effective Date, each of the Parties (a) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, United States District Court sitting in Wilmington, Delaware, with respect to any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and each Party hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 21.13 shall be effective service of process.

After the Effective Date, should the Parties fail to agree within two (2) months after a dispute in connection with this Agreement has first arisen, it shall be finally settled by arbitration in accordance with the Rules of American Arbitration Association (AAA) as in force at the time when initiating the arbitration. The tribunal shall consist of three arbitrators. Each Party shall select one (1) arbitrator and the arbitrators shall select the third arbitrator. The place of arbitration shall be in the city of New York, New York, US. The language to be used shall be English. Notwithstanding anything to the contrary in this Agreement, a Party may seek temporary equitable relief in the form of specific performance, a temporary restraining order, a preliminary injunction or any other equitable remedy in any court of competent jurisdiction.

21.4	Assignment and Change of Control
Neither Party may assign its rights or obligations under this Agreement absent the prior written consent of the other Party, except to any of its Affiliates (provided that the assigning Party shall be responsible for the actions of its Affiliates) or in the context of a merger, an acquisition, a Change of Control, or a sale or other transaction involving all or substantially all of the assets of the Party seeking to assign. Any permitted assignment shall be binding on the successors of the assigning Party. Notwithstanding anything else herein to the contrary, Eleven may, without Roche’s consent, assign, distribute, dividend or otherwise transfer its right to receive payment(s) from Roche under all or part of Article 9, provided, however, for clarity, Roche’s right to pursue reduction of payments in the event of a material breach by Eleven shall not be impacted by such assignment, distribution, dividend or transfer; moreover this right extends only to the right to receive payment, so all other rights (including the right to audit) shall remain with Eleven absent Roche’s written consent.

If there is a Change of Control, then the following provisions shall apply and be in full force and effect:

(a)	Eleven shall provide written notice to Roche within fifteen (15) days after completion of such Change of Control.

(b)
The acquirer of or the successor to in connection with such Change of Control shall acknowledge in writing to Roche that the Eleven Know-How and the Primary Eleven Patent Rights are subject to the exclusive licenses to Roche for the research, development or commercialization of Compounds or Products, subject to the terms and conditions of this Agreement.

(c)
If either Eleven or the Change of Control Group are engaged in the conduct of clinical studies or commercialization of competing ophthalmic products either at the time of the Change of Control or thereafter, then Roche may upon written request require Eleven and the Change of Control Group to institute a firewall to limit access of information and reports provided to Eleven by the Roche Group under Article 8 and Article 13 (collectively “Sensitive Information”) to (1) such Eleven and Change of Control Group personnel, attorneys, agents and advisors that reasonably need access to and knowledge of such Sensitive Information to perform Eleven’s obligations and exercise Eleven’s rights under the Agreement and (2) C-level personnel of Eleven or the Change of Control Group, with the objective to prohibit the use of such Sensitive Information by Eleven or the Change of Control Group for competitive reasons that would be detrimental to Roche’s interests under the Agreement or Licensed Compounds or Licensed Products without foreclosing the ability of Eleven or the Change of Control Group to perform Eleven’s obligations and exercise Eleven’s rights under the Agreement. For clarity, (i) information about payments made by Roche under this Agreement shall not be deemed as Sensitive Information that is subject to the firewall of this Section 21.4(c), and (ii) the exceptions under Sections 1.21(i)-(v), 17.3 and 17.4 to Eleven’s obligations to protect Roche’s Confidential Information shall also apply to Sensitive Information.

21.5	Debarment
Eleven represents and warrants that, as of the Signature Date, it has never been debarred under 21 U.S.C. §335a, disqualified under 21 C.F.R. §312.70 or §812.119, sanctioned by a Federal Health Care Program (as defined in 42 U.S.C. §1320 a-7b(f)), including without limitation the federal Medicare or a state Medicaid program, or debarred, suspended, excluded or otherwise declared ineligible from any other similar Federal or state agency or program. In the event Eleven receives notice of its debarment, suspension, sanction, exclusion, ineligibility or disqualification under the above-referenced statutes, Eleven shall immediately notify Roche in writing and Roche shall have the right, but not the obligation, to terminate this Agreement, effective, at Roche’s option, immediately or at a specified future date.

21.6	Independent Contractor
No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party's prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship to the other Party under this Agreement shall be that of independent contractor, and nothing contained in this Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between the Parties.

21.7	Unenforceable Provisions and Severability
If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve as far as possible the economic business intentions of the Parties. However the remainder of this Agreement will remain in full force and effect, provided that the material interests of the Parties are not affected, i.e., the Parties would presumably have concluded this Agreement without the unenforceable provisions.

21.8	Waiver
The failure by either Party to require strict performance or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition.

21.9	Appendices
All Appendices to this Agreement shall form an integral part to this Agreement.

21.10	Entire Understanding
This Agreement, together with the Exclusivity Agreement, the MTA and the Non-Disclosure Agreement by and between Eleven and Roche US effective June, 2015 (the “NDA”), contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and arrangements, whether written or oral. For clarity, after the Effective Date, the treatment of Information related to Technology (as such terms are defined in the NDA) or Eleven’s business or financial information received by Roche or any of its Affiliates from Eleven under the NDA (the “Eleven NDA Information”), and any Confidential Information (as such term is defined in the MTA) of Eleven subject to the MTA (the “Eleven MTA Information”), is superseded by the licenses and treatment of Confidential Information under this Agreement. For clarity, the three-way confidentiality agreements among (i) Eleven, Roche US and Symbiosis, effective January 25, 2016, (ii) Eleven, Roche US and FujiFilm, effective January 25, 2016, and (iii) Eleven, Roche US and BioAgilytix Labs, LLC, effective June 3, 2016, shall remain in effect.

21.11	Amendments
No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

21.12	Invoices

All invoices that are required or permitted hereunder shall be in writing and sent by Eleven to Roche at the following address or such other US address as Roche may later provide, and referencing the name and date of this Agreement:

Hoffmann-La Roche Inc.
Suite 8
150 Clove Road
Little Falls, NJ 07424
Attn: Roche Partnering Legal Department

With copies to:        vfspecialhandling@gene.com

and to:                F. Hoffmann-La Roche Ltd
Kreditorenbuchhaltung
Grenzacherstrasse 124
4070 Basel
Switzerland
Attn: (name of a Roche contact at time of invoice, e.g. the Alliance Director)

21.13	Notice
All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to Eleven, to:	Eleven Biotherapeutics, Inc. 215 First Street, Suite 400 Cambridge, Massachusetts 02142 U.S.A. Attn: Chief Executive Officer Facsimile: +1 617-858-0911

if to Roche, to:	F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 4070 Basel Switzerland Attn: Legal Department Facsimile No.: +41 61 688 13 96
and:	Hoffmann-La Roche Inc. 150 Clove Road Suite 8 Little Falls, New Jersey 07424 U.S.A. Attn. Corporate Secretary Facsimile No.: +1 973 890-8433

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith.

21.14	Interpretation

a)
Each Party acknowledges that it has been advised by counsel during the course of negotiation of this Agreement, and, therefore, that this Agreement shall be interpreted without regard to any presumption or rule requiring construction against the Party causing this Agreement to be drafted.

b)	The headings, captions and table of contents in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

c)
In construing this Agreement, except where the context acquires otherwise, (i) use of the singular includes the plural and vice versa; (ii) the words “include” “including”, “includes” and “e.g.” means “including without limitation”; (iii) the word “or” is used in the inclusive sense that is typically associated with the phrase “and/or”; (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (v) the verb “will” shall be construed to have the same meaning and effect as the word “shall”; (vi) use of any gender includes any other gender; (vii) any reference to any law or regulation includes any amendment or modification to such law or regulation and shall be deemed also to refer to all rules and regulations promulgated thereunder; (viii) references to a particular person or entity include such person’s or entity’s successors and assigns to the extent not prohibited by this Agreement; and (ix) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein shall be interpreted in a correlative manner.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the Signature Date.

Eleven Biotherapeutics, Inc. ___/s/ Abbie Celniker___________ Name: Abbie Celniker Title: Chief Executive Officer

F. Hoffmann-La Roche Ltd /s/ Stefan Arnold______________ Name: Stefan Arnold Title: Head Legal Pharma	/s/ Vikas Kabra________________ Name: Vikas Kabra Title: Head of Transaction Excellence

Hoffmann-La Roche Inc. ___/s/ John P. Parise_________________ Name: John P. Parise Title: Authorized Signatory

Appendix 1.30

Core Patent Rights

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Country	Application No.	Status	Filing Date
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Any patents issuing on such patent applications listed above, and further including any patents and patent applications claiming priority from the patents and patent applications listed above and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

Appendix 1.32
Sequence of Eleven Compounds

Description	Sequence
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Appendix 1.85

Excluded Roche Patent Rights

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of two pages were omitted. [**]

Appendix 6.1

Product Inventory

The following is a complete list the Inventory (other than intermediates, raw materials and in-process research material) and Eleven Cell Line Materials under the Control of Eleven as of the Signature Date, including where and under which conditions each item is stored:

Item	Description	Amounts, format and storage place
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Appendix 6.2

Agreements with Third Parties

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of one page was omitted. [**]

Appendix 13.2

Select Non-Prosecution Patent Rights

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Country	Application No.	Status	Filing Date
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Any patents issuing on such patent applications listed above, and further including any patents and patent applications claiming priority from the patents and patent applications listed above and any substitution, extension or supplementary protection certificate, reissue, reexamination, renewal, divisional, continuation or continuation-in-part of any of the foregoing.

Appendix 17.3

Form of Press Releases

[pages follow]

Eleven Biotherapeutics Announces Signing of Exclusive License Agreement
License to Roche Covers IL-6 Antagonist Antibody Technology, Including EBI-031
IND Submission [Announced Today/Planned for this Quarter]
Cambridge, MA – June [13], 2016 –Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced that it has entered into an exclusive license agreement with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (Roche) relating to Eleven’s Interleukin-6 (IL-6) technology. Under the terms of the agreement, Eleven has agreed to grant an exclusive, worldwide license to Roche to develop and commercialize EBI-031, a humanized monoclonal antibody that potently binds IL-6 and inhibits all known forms of IL-6 cytokine signaling, currently being developed for the potential treatment of ocular diseases, and all other IL-6 antagonist antibody technology owned by Eleven.
Under the agreement, Eleven will be entitled to an upfront payment of $7.5 million, along with potential future milestone payments of up to $262.5 million. The first potential future milestone payment is subject to the effectiveness of an investigational new drug application (IND) for EBI-031. This first milestone payment will equal $22.5 million if the IND becomes effective on or before September 15, 2016 or $20.0 million if the IND becomes effective after September 15, 2016. In addition, Eleven could be entitled to receive royalties for net sales of potential future products containing EBI-031 or any other potential future products containing other Eleven IL-6 compounds. Effectiveness of the license agreement is subject to approval of the license by holders of at least a majority of the outstanding shares of Eleven’s common stock.
“We remain on track to make a planned submission of an IND for EBI-031 this quarter/were pleased to announce submission of an IND for EBI-031 [today],” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics. “We are pleased to see Roche poised to further develop this potent IL-6 blocker for the potential benefit of patients. As previously announced, we also continue to evaluate additional strategic alternatives with a goal to maximize shareholder value.”
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R). [Eleven is undertaking the necessary manufacturing development work and nonclinical safety studies to support the submission of an investigational new drug application, or IND, to the FDA in the [first half of 2016] for the purpose of conducting clinical trials of EBI-031 in DME and uveitis.]
About Eleven Biotherapeutics

Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
Important Information
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the license agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the license agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the license agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the potential effectiveness of the license agreement or receipt of payments thereunder, the future rights and obligations of the parties under the license agreement, the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the license agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the license agreement, the inability to consummate the transactions contemplated by the license agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contacts:
Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619

Eleven Biotherapeutics Announces Investigational New Drug Application Submission to Initiate Clinical Trials of EBI-031 for Ocular Diseases
Cambridge, MA – June [13], 2016 – Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced that it has submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) to initiate a Phase 1 clinical trial of EBI-031, a humanized monoclonal antibody that potently binds interleukin-6 (IL-6) and inhibits all known forms of IL-6 cytokine signaling, which may be effective for the treatment of ocular diseases such as diabetic macular edema and uveitis.
[Today/On June XX, 2016] Eleven announced that it had entered into an exclusive license agreement with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (Roche) for the further development and commercialization of EBI-031 and all other IL-6 antagonist antibody technology owned by Eleven. Under the terms of the agreement, Eleven could receive up to $262.5 million upon the achievement of certain regulatory, development and commercialization milestones. The first potential future milestone payment is subject to the effectiveness of the IND for EBI-031. This first milestone payment will equal $22.5 million if the IND becomes effective on or before September 15, 2016 or $20.0 million if the IND becomes effective after September 15, 2016. In addition, Eleven could be entitled to receive royalties for net sales of potential future products containing EBI-031 or any other potential future products containing other Eleven IL-6 compounds. Effectiveness of the license agreement is subject to approval of the license by holders of at least a majority of the outstanding shares of Eleven’s common stock.]
“We are pleased to have this IND under review by the FDA,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics. [“We look forward to providing additional details on the development of EBI-031 as a potential treatment for ocular diseases of the eye, such as diabetic macular edema and uveitis, as they become available.”]
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R).
About Eleven Biotherapeutics
Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
[Important Information
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the license agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the license agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the license agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.]
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the [potential effectiveness of the license agreement or receipt of payments thereunder, the future rights and obligations of the parties under the license agreement, the] Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: [the occurrence of any event, change or other circumstances that could give rise to the termination of the license agreement, the outcome of any legal proceedings that could be instituted against the

Company or its directors related to the license agreement, the inability to consummate the transactions contemplated by the license agreement due to the failure to obtain the requisite approval of the Company’s stockholders,] the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contact:

Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619

Eleven Biotherapeutics Announces Effectiveness of Investigational New Drug Application for EBI-031
Eleven entitled to receive [$22.5] million milestone payment for IND effectiveness
Cambridge, MA – July XX, 2016 – Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced that the company’s Investigational New Drug (IND) application for EBI-031, a humanized monoclonal antibody that potently binds interleukin-6 (IL-6) and inhibits all known forms of IL-6 cytokine signaling, for treatment of ocular diseases, has become effective. As a result of the achievement of this milestone, Eleven is entitled to receive a [$22.5] million payment from F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (Roche) pursuant to the terms of its license agreement with Roche.
On June [13], 2016, Eleven announced that it had entered into an exclusive license agreement with Roche for the further development and commercialization of EBI-031 and all other IL-6 antagonist antibody technology owned by Eleven. Under the terms of the agreement, Eleven could receive up to $262.5 million upon the achievement of certain regulatory, development and commercialization milestones, including this $22.5 million payment upon the effectiveness of the IND for EBI-031. In addition, Eleven could be entitled to receive royalties for net sales of potential future products containing EBI-031 or any other potential future products containing other Eleven IL-6 compounds. [Effectiveness of the license agreement, including Roche’s obligation to make the $22.5 million milestone payment, is subject to approval of the license by holders of at least a majority of the outstanding shares of Eleven’s common stock. OR The license agreement became effective on XX 2016 subsequent to the approval of the license by a majority vote of the holders of the outstanding shares of Eleven’s common stock.]
“We look forward to Roche advancing EBI-031 into the clinic to explore its potential use for ocular diseases, such as diabetic macular edema, in an effort to bring this potential treatment to patients,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics.
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R). Eleven filed an IND with the FDA in June 2016 for the purpose of conducting clinical trials of EBI-031 in DME and uveitis.
About Eleven Biotherapeutics
Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
Important Information
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the license agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the license agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the license agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the potential effectiveness of the license agreement or receipt of payments thereunder, the future rights and obligations of the parties under the license agreement, the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the license agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the license agreement, the inability to consummate the transactions contemplated by the license agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contact:
Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619

Eleven Biotherapeutics Announces Effectiveness of Investigational New Drug Application for EBI-031
Eleven entitled to receive $20 million milestone payment for IND effectiveness
Cambridge, MA – Month/Day TBD, 2016 – Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced that the company’s Investigational New Drug (IND) application for EBI-031, a humanized monoclonal antibody that potently binds interleukin-6 (IL-6) and inhibits all known forms of IL-6 cytokine signaling, for treatment of ocular diseases, has become effective. As a result of the achievement of this milestone, Eleven is entitled to receive a $20 million payment from F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (Roche) pursuant to the terms of its license agreement with Roche.
On June [13], 2016, Eleven announced that it had entered into an exclusive license agreement with Roche for the further development and commercialization of EBI-031 and all other IL-6 antagonist antibody technology owned by Eleven. [The license agreement became effective on XX, 2016 following the approval of the transaction by a majority vote of holders of the outstanding shares of Eleven’s common stock.] Under the terms of the agreement, Eleven could receive up to $260 million upon the achievement of certain regulatory, development and commercialization milestones, including this $20 million payment upon the effectiveness of the IND for EBI-031. In addition, Eleven could be entitled to receive royalties for net sales of potential future products containing EBI-031 or any other potential future products containing other Eleven IL-6 compounds. [Effectiveness of the license agreement, including Roche’s obligation to make the $20 million milestone payment, is subject to approval of the license by holders of at least a majority of the outstanding shares of Eleven’s common stock]
“We look forward to Roche advancing EBI-031 into the clinic to explore its potential use for ocular diseases, such as diabetic macular edema, in an effort to bring this potential treatment to patients,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics.
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R). Eleven filed an IND with the FDA in June 2016 for the purpose of conducting clinical trials of EBI-031 in DME and uveitis.
About Eleven Biotherapeutics
Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
Important Information
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the license agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the license agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the license agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the potential effectiveness of the license agreement or receipt of payments thereunder, the future rights and obligations of the parties under the license agreement, the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the completion and results of potential strategic transactions, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the license agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the license agreement, the inability to consummate the transactions contemplated by the license agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contact:
Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619

Eleven Biotherapeutics Completes Exclusive Licensing Deal for IL-6 Antagonist Antibody Technology, Including EBI-031
Eleven entitled to $[7.5][30] million payment
Cambridge, MA – July XX, 2016 – Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today announced the effectiveness of the exclusive licensing deal with F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (Roche), pursuant to which Eleven has granted Roche an exclusive, worldwide license to develop and commercialize EBI-031, a humanized monoclonal antibody that potently binds interleukin-6 (IL-6) and inhibits all known forms of IL-6 cytokine signaling, currently being developed for the treatment of ocular diseases, and all other IL-6 antagonist antibody technology owned by Eleven. In connection with the effectiveness of the license agreement, Eleven is entitled to an upfront payment of $7.5 million.
[On June XX, 2016 Eleven Biotherapeutics announced submission of an investigational new drug application (IND) for EBI-031 to the FDA and is awaiting clearance. Upon effectiveness of the IND, Eleven will be entitled to an additional $22.5 million if the IND becomes effective on or before September 15, 2016 or $20.0 million if the IND becomes effective after September 15, 2016.] OR [On July [XX], 2016, the Investigational New Drug (IND) application for EBI-031 became effective. As a result of the achievement of this milestone, Eleven is entitled to receive an additional $22.5 million payment from Roche pursuant to the terms of the license agreement.] Under the terms of the agreement, Eleven could receive up to an additional $240 million upon the achievement of certain future regulatory, development and commercialization milestones. In addition, Eleven could be entitled to receive royalties for net sales of potential future products containing EBI-031 or any other potential future products containing other Eleven IL-6 compounds.
“This is an important milestone in the development of EBI-031 and we look forward to the advancement by Roche of EBI-031 into the clinic to explore its potential use for ocular diseases, such as diabetic macular edema,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics.
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R). Eleven filed an IND with the FDA in June 2016 [and received clearance in XXX 2016] for the purpose of conducting clinical trials of EBI-031 in DME and uveitis.
About Eleven Biotherapeutics

Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
Important Information
The Company plans to file with the Securities and Exchange Commission (“SEC”) and mail to its stockholders a proxy statement in connection with the transactions contemplated by the license agreement. Additionally, the Company will file other relevant materials with the SEC in connection with the transactions contemplated by the license agreement. The proxy statement will contain important information about the Company, the transactions contemplated by the license agreement and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed transactions because they will contain important information about the proposed transactions.
Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from public company by contacting Leah Monteiro at (617) 714-0619.
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the fiscal year ended December 31, 2015, and its proxy statement dated April 29, 2016, each of which has been filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the license agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the potential effectiveness of the license agreement or receipt of payments thereunder, the future rights and obligations of the parties under the license agreement, the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, [the results of strategic transactions], the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the license agreement, the outcome of any legal proceedings that could be instituted against the Company or its directors related to the license agreement, the inability to consummate the transactions contemplated by the license agreement due to the failure to obtain the requisite approval of the Company’s stockholders, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

Contact:
Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619